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                                                                     EXHIBIT 2.4

*** Indicates material has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this Agreement has been filed with the Securities and Exchange Commission.

--------------------------------------------------------------------------------

                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

                                      AMONG

                          WCA OF NORTH CAROLINA, L.P.,

                                    AS BUYER,

                                       AND

                              MRR SOUTHERN, L.L.C.,

                                   AS SELLER,

                                       AND

                             MATERIAL RECOVERY, LLC,

                           MATERIAL RECLAMATION, LLC,

                             MRR OF HIGH POINT, LLC,

                                       AND

                         MRR WAKE TRANSFER STATION, LLC
                                AS THE COMPANIES

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                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

      THIS MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "Agreement") is made effective the 14th day of January, 2005, between WCA of North Carolina, L.P., a Delaware limited partnership ("Buyer"), as Buyer, and MRR Southern, LLC, a North Carolina limited liability company ("Seller"), Material Recovery, LLC, a North Carolina limited liability company ("Recovery"), Material Reclamation, LLC, a North Carolina limited liability company ("Reclamation"), MRR of High Point, LLC, a North Carolina limited liability company ("High Point") and MRR Wake Transfer Station, LLC, a North Carolina limited liability company ("Wake" and collectively, with High Point, Recovery and Reclamation, the "Companies and each a "Company"), and is joined herein by WCA Waste Corporation, a Delaware corporation ("WCA") and by F. Norbert Hector, Jr., D. H. Griffin, Paul M. Givens, Edward I. Weisiger, Jr. and David Griffin, Jr. (each a "Principal" and collectively the "Principals") to the limited extent expressly provided herein. Buyer, Seller and the Companies are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties."

                                    RECITALS

      Seller is the sole member of each of the Companies. The Companies have C&D landfill operations in Guilford and Wake Counties, North Carolina. Recovery, Reclamation and Wake own and operate a C&D landfill, reclamation center, and a transfer station, respectively, in Wake County, North Carolina, and High Point owns and operates a C&D landfill in the city of High Point, North Carolina.

      Buyer has agreed to purchase and Seller has agreed to sell Seller's entire membership interest in each of the Companies in accordance with the terms of this Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby agree as follows:

1.    PURCHASE OF MEMBERSHIP INTERESTS

      Subject to the terms and conditions of this Agreement, Buyer will purchase from Seller, and Seller will sell, deliver and assign to Buyer, the sole membership interest in each of the Companies (each a Membership Interest" and collectively, the "Membership Interests") for the consideration specified below.

2.    CONSIDERATION

      2.1 CASH PURCHASE PRICE. Subject to the terms and conditions set forth in this Agreement, the aggregate purchase price to be paid for the membership interests of the Companies shall be THIRTY-EIGHT MILLION FIVE HUNDRED THOUSAND DOLLARS AND NO/100 DOLLARS ($38,500,000.00) (the "Cash Purchase Price"), as adjusted by the Working Capital Adjustment (as so adjusted, the "Adjusted Cash Purchase Price"). Buyer and Seller acknowledge that a portion of the Purchase Price will be wired or otherwise paid to the applicable creditors of the Companies to discharge all Funded Debt.

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      2.2 EARNOUT.

            (a) In addition, $1,500,000.00 (the "Earnout Holdback") shall be retained by Buyer and paid to Seller as set forth on Schedule 2.2(a) attached hereto.

            (b) In addition, $1,500,000.00 (the "Approval-Based Holdback") shall be retained by Buyer and paid to Seller not more than fifteen (15) days after Buyer (or an Affiliate thereof) has obtained all material permits, licenses, consents, and approvals required by the North Carolina Department of Environment and Natural Resources ("DENR") for the operation of a transfer station/materials recovery facility at a site in the county of Guilford or Forsyth, North Carolina approved and purchased by Buyer (which approval and purchase of a site identified by Seller shall not be unreasonably withheld or delayed); provided, however, that Seller may elect to forego all payments pursuant to this Section 2.2(b) by notifying (pursuant to Section 12.4 herein) Buyer of such election, and provided further, that all obligations of Buyer pursuant to this Section 2.2(b) shall terminate on the third anniversary of the Closing Date; and provided further, that Buyer shall pay Seller the Approval-Based Holdback regardless of whether Seller is in any way responsible for Buyer or any of the Companies (or any Affiliates of any of the Companies) obtaining such permits, licenses, consents, and approvals within said three-year period, except if Seller is not responsible, to a material extent, for Buyer or any of its Affiliates obtaining such permits, licenses, consents, and approvals within such period, then the Approval-Based Holdback will be reduced by the amounts of the reasonable costs incurred by Buyer to obtain same, but in no event may such reduction exceed $100,000 so as to cause Seller to receive less than $1,400,000. If, pursuant to the preceding sentence, Buyer pays Seller less than $1,500,000, then Buyer will provide such information as Seller may reasonably request that establishes the amount of Buyer's cost to obtain the permit, license, consent or approval. Fifty percent (50%) of the Approval-Based Holdback will be paid by Buyer to Seller by wire transfer of immediately available funds to a bank account designated by Seller, and fifty percent (50%) of the Approval-Based Holdback will be paid by Buyer to Seller in the form of Shares (as defined in Section (c) of Schedule 2.2(a)); provided, that the number of Shares to be delivered to Buyer upon payment of the Approval-Based Holdback shall be determined by dividing fifty percent (50%) of the Approval-Based Holdback by the average of the closing price per Share on each of the 10 Business Days immediately preceding the date that Buyer (or an Affiliate thereof) has obtained all material permits, licenses, consents, and approvals required by DENR as set forth above; provided, further, that either Party, in its sole discretion, may elect to pay, on the one hand, or receive, on the other hand cash in lieu of Shares. In no event shall any payment of cash in lieu of Shares exceed $750,000.00.

      2.3 WORKING CAPITAL ADJUSTMENT. If the Companies' ratio of Current Assets to Current Liabilities (each as defined in Article 11) is not *** to *** as of the Closing Date, then the Purchase Price will be adjusted as follows:

            (a) Prior to Closing, Seller shall estimate the Current Assets and Current Liabilities of the Companies as of the Closing Date. In connection therewith, Seller shall develop a worksheet and the basis for making the computations of Current Assets and Current Liabilities (the "Worksheet") that will also be used to determine the Actual Working Capital Adjustment. If the estimated Current Liabilities exceed the estimated

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      Current Assets, the amount of such excess shall be deducted on a *** basis from the Adjusted Cash Purchase Price. If the estimated Current Assets exceed the estimated Current Liabilities, the amount of such excess shall be added on a *** basis to the Adjusted Cash Purchase Price. Any such adjustment is referred to as the "Working Capital Adjustment." A form of this Worksheet, reflecting Current Assets and Current Liabilities of the Companies as of December 31, 2004, and supporting information is attached hereto as Exhibit A for illustrative purposes only.

            (b) Within 75 days after the Closing Date, Buyer shall deliver to Seller a statement (the "Statement") setting forth what it believes are the actual Current Assets and Current Liabilities as of the Closing Date, together with the amount of the proposed Actual Working Capital Adjustment. Buyer will prepare the Statement using the Worksheet in accordance with the provisions of this Agreement and consistent with the Worksheet. The Statement shall contain a supporting schedule detailing the proposed Actual Working Capital Adjustment, and be accompanied with copies of the work papers and back up materials used by Buyer in preparing the Statement. If the Actual Working Capital Adjustment is a positive amount, Buyer shall pay to Seller, within fifteen (15) days from the date of delivery of the Statement, an amount equal to such positive amount. If the Actual Working Capital Adjustment is a negative amount, Seller shall promptly pay to Buyer, within fifteen (15) days from the date of delivery of the Statement, an amount equal to such negative amount.

            (c) Seller and its accounting representatives will be entitled to examine the work papers related to the preparation of the Statement and to discuss the preparation of the Statement with WCA's and Buyer's accounting personnel. If Seller disagrees with the calculation of the Actual Working Capital Adjustment, it must deliver to Buyer, within 30 days after the date Buyer delivered the Statement to Seller, a written description of each such disagreement. Seller and Buyer will negotiate in good faith to resolve any such disagreements. If, after a period of 30 days following the date on which such written description is delivered, Seller and Buyer have not resolved each such disagreement, then either Seller or Buyer will be entitled to submit such disagreements to Grant Thornton LLP (the "Resolution Accountants") so long as such submitting party provides written notice of such submission to the nonsubmitting party. Within five Business Days after receipt of such written notice, Seller and Buyer will each deliver to the Resolution Accountants a written settlement offer setting forth its calculation of the Actual Working Capital Adjustment (each, a "Settlement Offer"). Buyer will grant (and will cause each of the Companies to grant) to the Resolution Accountants reasonable access to Buyer's and the Companies' books and records. WCA and Buyer will cause their accounting personnel to discuss with the Resolution Accountants the preparation of the Statement and the calculation of Actual Working Capital Adjustment and to grant to the Resolution Accountants reasonable access to the work papers of WCA's and Buyer's accountants and accounting personnel. The Resolution Accountants will resolve the disagreements within 30 days after the date on which they are engaged or as soon thereafter as possible. The calculation of the Actual Working Capital Adjustment by the Resolution Accountants will be binding upon the Parties. The cost of the services of the Resolution Accountants will be borne by the Party whose Settlement Offer differs the most from the working capital (i.e., the difference of Current Assets minus Current

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

      Liabilities) as finally determined by the Resolution Accountants. If both Settlement Offers differ equally, such cost will be borne half by Seller and half by Buyer. If any Party fails to deliver a Settlement Offer in accordance with this Section 2.3(c), such cost will be borne by such Party.

      2.4 EXCLUDED ASSETS. Prior to Closing, the Companies will distribute to Seller, and the Purchase Price will not relate to, the following property, which property will not be directly or indirectly conveyed to Buyer (the "Excluded Assets"):

            (a) The CBI Magnum Force Grinder (SN: 0570), as more fully described on that certain invoice (Invoice Number 2079) from D. H. Griffin of Texas, Inc. to the Company dated September 8, 2003 (referred to in the negotiations as the portable grinder).

            (b) The land described in the attachments to Exhibit B attached hereto that is currently titled in the name of MRR High Point, LLC. Such distribution shall be made pursuant to a special warranty deed which shall include certain restrictions, all as set forth in the form attached hereto as Exhibit B (the "Deed").

            (c) That certain Agreement for Purchase and Sale of Real Property between High Point and Ernest W. and Jane D. Miller dated on or around March 3, 2003 and that certain Agreement for Purchase and Sale of Real Property between High Point and Edward L. Myrick dated on or around March 2003.

            (d) All trade name, trademark and other rights to "MRR;" provided, however, that Buyer may use "MRR" for a period not to exceed 120 days following closing, so long as Buyer diligently pursues the substitution of "WCA" for "MRR" during such period.

Notwithstanding anything to the contrary in this Agreement, the representations and warranties in Article 3 shall not apply to Excluded Assets.

      2.5 ALLOCATION OF PURCHASE PRICE. The Parties acknowledge and agree that under the principles of Sections 301.7701-3(a) and (b)(ii) of the Treasury Regulations the sale and assignment of the Membership Interests by Seller to Buyer shall be treated for federal tax purposes as a sale of the assets of the Companies by Seller to Buyer. The Purchase Price shall be allocated by the Parties among the assets of the Companies in the manner required by Section 1060 of the Internal Revenue Code of 1986, as amended and consistent with Schedule
2.5 hereto (the "Allocation"), and the Parties hereby agree to adhere to the Allocation in all reports, returns and other documents filed with any governmental authority (including Internal Revenue Service Form 8594 and any other filings required by Section 1060 of the Code); provided, however, that nothing contained herein shall require any Party to contest or to litigate in any forum any proposed deficiency or adjustment by any taxing authority or agency which challenges the Allocation. Amounts of the Purchase Price allocated to items included in Current Assets and Current Liabilities will be subject to appropriate adjustment to reflect the final determination of Current Assets, Current Liabilities and the Working Capital Adjustment in accordance with
Section 2.3.

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      2.6 BREAK-UP FEE. If the transactions to be consummated at Closing are not consummated on or before March 1, 2005, then WCA shall pay Seller, on or before March 10, 2005 in immediately available funds, $1,250,000.00 in consideration for the covenants and agreements of Seller set forth herein (the "Break-up
Fee"); provided, however, that WCA shall not be obligated to pay Seller the Break-up Fee if, but only if, (a) the conditions set forth in Section 8.7 (determined without regard to (i) any condition or requirement that local authorities may impose requiring DENR or any other state agency to issue any permit, license, approval or franchise with respect to the transactions to be consummated pursuant to, otherwise contemplated by, this Agreement prior to such local authority issuing its permit, license, approval or franchise or (ii) any issues relating to WCA or Buyer or their Affiliates) have not been satisfied or waived in writing on or before March 1, 2005, (b) Buyer terminates this Agreement as a result of the condition in Section 8.1 having not been satisfied, after giving Seller written notice to cure the nonsatisfaction of such condition, and Seller fails to cure same within 30 days following such notice or Seller declines to cure same, or (c) Buyer terminates this Agreement as a result of the condition in Section 8.2 having not been satisfied, after giving Seller written notice to cure the nonsatisfaction of such condition, and Seller fails to cure same within 30 days following such notice or Seller declines to cure same. Payment of the Break-up Fee as set forth herein shall constitute a mutual release by the parties with respect to all matters and obligations set forth herein.

      2.7 EXTENSION OPTION. If the Closing has not occurred prior to or on March 1, 2005, Buyer will have the option, to be exercised by giving written notice to Seller on or before 12:00 noon (CST) on March 1, 2005, to pay the following amount(s) by the following payment date(s) in order to extend the March 1st termination dates in Sections 10.5(b) to the following termination date(s): (a) $1,500,000 (the "Deposit"), plus $25,000 by March 1, 2005 to extend until March 7, 2005; (b) an additional $35,000 by March 7, 2005 to extend until March 14, 2005; (c) an additional $45,000 by March 14, 2005 to extend until March 21, 2005; and (d) an additional $55,000 by March 21, 2005 to extend until April 1, 2005; provided, however, that if Buyer has notified Seller of nonsatisfaction of a condition in accordance with Section 2.6(b) or (c) and Seller is attempting to cure such nonsatisfaction and such cure period extends beyond March 1, 2005, then Buyer will still need to notify Seller in writing on or before 12:00 noon
(CST) on March 1, 2005, of its exercise of any options to extend under this
Section 2.7, but Buyer will not have to pay the amounts in clauses (a) - (d) above until the earlier of the date of cure or waiver of the applicable condition, if Buyer does not close on such earlier date. All of the aforementioned payments (the "Payments") shall be made by Buyer to Seller via wire transfer of immediately available funds and shall be accompanied by written notice of the extension. The extensions in clauses (b), (c) and (d) are also conditioned upon the proper exercise of each preceding potential extension. If Buyer exercises any or all of the extensions above, (i) the Payments (including the Deposit) shall be nonrefundable, (ii) the Payments shall be in lieu of the Break-Up Fee and Section 2.6 shall be of no force or effect, (iii) the Deposit will be applied toward the Cash Purchase Price if the Closing occurs prior to or on the date the termination date was extended to under the applicable clause
(a), (b), (c) or (d) above and (iv) if the Closing does not occur, the Payments will constitute a mutual release by the parties with respect to all matters and obligations set forth herein.

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3.    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller represents and warrants that all of the following representations and warranties are true as of the date of this Agreement and shall be true on the Closing Date:

      3.1 DUE ORGANIZATION.

            (a) Each of the Companies is a limited liability company duly organized and validly existing under the laws of the State of North Carolina. Copies of the Articles of Organization of each Company (certified by the Secretary of State of North Carolina) are attached hereto as Schedule 3.1(a).

            (b) Seller is a limited liability company, duly organized and validly existing under the laws of the State of North Carolina.

      3.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS.

            (a) This Agreement (i) constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of Seller enforceable in accordance with their terms, subject to (A) applicable bankruptcy, insolvency or other similar laws relating to creditor's rights generally and (B) general principles of equity, regardless of whether considered in a proceeding in equity or at law, and
      (ii) has been duly authorized in accordance with the Articles of Organization and Operating Agreement of Seller.

            (b) The execution and delivery of this Agreement by Seller does not, and the consummation of the transactions contemplated hereby by Seller will not except as set forth on Schedule 3.2 hereof, (i) require the consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any third party; (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any Lien upon any part of the property of Seller pursuant to any provision of, any order, judgment, arbitration award, injunction, decree, indenture, mortgage, lease, license, lien, or other agreement or instrument to which Seller is a party or by which it is bound; or (iii) violate or conflict with any provision of the Articles of Organization or Operating Agreement of Seller as amended to the date hereof.

      3.3 MEMBERSHIP INTERESTS OF THE COMPANY. Seller is the sole member and owns and otherwise holds, the only membership interest in each of the Companies. Each Membership Interest has been duly authorized and validly issued, is owned of record and beneficially by Seller and is free and clear of all liens, encumbrances and claims of every kind. All of the Membership Interests were offered, issued, sold and delivered in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of the Membership Interests were issued in violation of the preemptive rights of any past or present member.

      3.4 OBLIGATIONS TO ISSUE OR SELL MEMBERSHIP INTERESTS. No right of first refusal, option, warrant, call, conversion right or commitment of any kind exists which obligates any

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Company to issue any of its authorized but unissued membership interests. In addition, there are no (a) outstanding securities or obligations which are convertible into or exchangeable for any membership interests or other securities of any Company, or (b) contracts, arrangements or commitments, written or otherwise, under which any Company is or may become bound to sell or otherwise issue any membership interests or any other securities. Without limiting the generality of the foregoing, there is no valid basis upon which any person (other than any Company or Seller) may claim to be in any way the record or beneficial owner of, or to be entitled to acquire (of record or beneficially), any membership interest or other security of any Company, and no person has made or, to Seller's Knowledge, threatened to make any such claim. In addition, none of the Companies has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its membership interests or any interests therein or to pay any dividend or make any distribution in respect thereof.

      3.5 SUBSIDIARIES. None of the Companies (a) presently owns, of record or beneficially, or controls, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity; or (b) is, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

      3.6 PREDECESSOR STATUS; ETC. None of the Companies has been a subsidiary or division of a corporation nor been a part of an acquisition which was later rescinded.

      3.7 FINANCIAL STATEMENTS.

            (a) Seller has furnished to Buyer (and copies of which are attached hereto as Schedule 3.7(a)): (i) each Company's balance sheet as of December 31, 2003; (ii) each Company's income statement for the year ending December 31, 2003; (iii) each of Recovery's and Reclamation's balance sheet as of December 31, 2002; (iv) each of Recovery's and Reclamation's income statement for the year ended December 31, 2002; and
      (v) Reclamation's income statement for the year ended December 31, 2001. The financial statements referred to in this subsection are herein collectively referred to as the "Financial Statements."

            (b) Seller has furnished to Buyer (and copies of which are attached hereto as Schedule 3.7(b)): (i) each Company's balance sheet as of November 30, 2004; and (ii) each Company's income statement for the period beginning January 1, 2004 and ending November 30, 2004; provided, however, that such interim financial statements are subject to normal, recurring year-end adjustments and lack notes. The financial statements referred to in this subsection are herein collectively referred to as the "Interim Financial Statements."

            (c) Each Company's Financial Statements and Interim Financial Statements do as the date hereof and will as of the Closing Date, and each Company's Post-Signing Financial Statements (as defined in Section 5.9) will as of the Closing Date, fully and fairly set forth the financial condition of such Company in all material respects as of the dates indicated, and the results of its operations for the periods indicated, and are in accordance with generally accepted accounting principles consistently applied, except as

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      otherwise stated therein or in any attachment to Schedules 3.7(a) and
      3.7(b) attached hereto.

      3.8 LIABILITIES AND OBLIGATIONS. Except as disclosed in the Financial Statements and Interim Financial Statements and arising in due course since November 30, 2004, there are no liabilities of any Company required to be disclosed pursuant to generally accepted accounting principles. Schedule 3.8(a) lists all liabilities of any Company that are required to be recorded as such pursuant to generally accepted accounting principles as of the Closing, except for Current Liabilities and liabilities that will be discharged or assumed by Seller at Closing (all such liabilities, if any, shall be referred to herein as the "Retained Liabilities"). At the time of the Closing, Seller will deliver to Buyer on Schedule 3.8(b) an accurate list of all of the liabilities of each of the Companies that are required to be recorded as such pursuant to generally accepted accounting principles as of the moment immediately preceding the Closing that are not Current Liabilities, Funded Debt or Retained Liabilities (the "Seller Assumed Liabilities").

      3.9 THIS SECTION INTENTIONALLY DELETED.

      3.10 ACCOUNTS AND NOTES RECEIVABLE. Seller has delivered to Buyer on
Schedule 3.10 an accurate list as of November 30, 2004 of each Company's accounts and notes receivable, including receivables from and advances to Seller and amounts which are not reflected in the most recent available balance sheet. Seller shall provide Buyer with an aging of all accounts and notes receivable showing amounts due in 30-day aging categories for each Company.

      3.11 PERMITS AND INTANGIBLES. Seller has delivered to Buyer on Schedule
3.11 an accurate list and summary description of all material permits, titles (including motor vehicle titles and current registrations), fuel permits, licenses, orders, approvals, franchises, certificates, trademarks, trade names, patents, patent applications, copyrights and similar rights of approvals owned or held by each Company, all of which are now valid, in good standing and in full force and effect. Except as set forth on Schedule 3.11, such permits, titles, fuel permits, licenses, orders, approvals, franchises, certificates, trademarks, trade names, patents, patent applications, copyrights and similar rights of approvals are adequate for the operation of each Company's business in all material respects, as constituted immediately prior to the Closing. Except as set forth on Schedule 3.11 Seller has delivered to Buyer a description and copies as of the date of this Agreement, of all of its material records, reports, notifications, certificates of need, permits, pending permit applications, and engineering studies filed or submitted or required to be filed or submitted to governmental agencies, other governmental approvals or applications for approval and of all material notifications from such governmental agencies.

      3.12 PERSONAL PROPERTY, OPTIONS AND LEASES. Seller has delivered to Buyer on Schedule 3.12 an accurate list and a description as of the date hereof of all material personal property, leases for equipment and real properties on which are situated buildings, warehouses, workshops, garages and other structures used in the operation of its business, and any option to purchase real property. All leases set forth on Schedule 3.12 are in full force and effect and constitute valid and binding agreements of Companies and, to Seller's Knowledge, the parties (and their successors) thereto in accordance with their respective terms. All fixed assets used by each Company in the operation of its business are either owned by such Company or leased under an agreement indicated on
Schedule 3.12. Except as described on Schedule 3.12, each Company owns, leases or otherwise has the rights to use all of the assets and properties it uses in,

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and that are material to, its business. Except for Permitted Exceptions and as otherwise described on Schedule 3.12, there are no liens, mortgages, charges, restrictions, pledges, security interests, options, leases, claims, easements, encroachments or encumbrances on any property or assets owned or used by any Company.

      3.13 CUSTOMERS; CONTRACTS AND COMMITMENTS.

            (a) Schedule 3.13(a) sets forth a true and complete list of all of the Companies' written contracts, written agreements and other written instruments that will be outstanding immediately after the Closing (and not discharged or otherwise terminated or assumed by Seller as a Seller Assumed Liability at the Closing) (a) by which any Company is bound or affected or (b) to which any Company is a party or by which any Company is bound (the "Contracts"), including but not limited to: (i) arrangements relating to providing solid waste collection, transportation or disposal services to any person or entity; (ii) licenses, permits, insurance policies and other arrangements concerning or relating to real estate;
      (iii) employment, consulting, collective bargaining or other similar arrangements relating to or for the benefit of current, future or former employees, agents, and independent contractors or consultants; (iv) agreements and instruments relating to the borrowing of money or obtaining of or extension of credit, (v) brokerage or finder's agreements; (vi) contracts involving a sharing of profits or expenses; (vii) acquisition or divestiture agreements; (viii) service or operating agreements, manufacturer's representative agreements or distributorship agreements;
      (ix) arrangements limiting or restraining any Company or Seller from engaging or competing in any lines of business or with any person; (x) documents granting a power of attorney; and (xi) any other agreements or arrangements that are material to such Company's business, as presently constituted.

            (b) Except as set forth on Schedule 3.13(b): (i) this Agreement will not give rise to the right of any party to terminate or modify any contract or agreement, and (ii) none of the Companies is bound by or subject to (and no assets or properties of any Company are bound by or subject to) any arrangement with any labor union.

            (c) Except as set forth on Schedule 3.13(c), none of the Companies is a party to any oral agreement that will be binding at or after the Closing.

      3.14 REAL PROPERTY. Except as set forth on Schedules 3.14(a) and 3.14(d) attached hereto:

            (a) Each Company owns good and marketable title to its real property described on Schedule 3.14(a) (the "Company's Real Property," which does not include any of the Excluded Assets or the Leased Property), free and clear of any lien, mortgage, charge, restriction, pledge, security interest, option, lease, claim, easement, encroachment or encumbrance ("Lien"), other than Permitted Exceptions, and no person has an option to purchase all or any portion of such real property;

            (b) Except for Permitted Exceptions, no Company's Real Property is subject to any pending or, to Seller's Knowledge, threatened condemnation Proceedings against all or part thereof;

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            (c) None of the Companies has ever granted any person or entity a lease, sublease, license, concession, or other right, written or oral, to use or occupy such Company's Real Property, nor has any Company ever entered into an option, right of first refusal, or other agreement that would permit any person or entity to purchase all or part of such Company's Real Property; and

            (d) Except for the leased property described on Schedule 3.14(d) (the "Leased Property"), none of the Companies has ever owned, occupied, or conducted operations on any lands, other than such Company's Real Property.

      3.15 INSURANCE. Seller has delivered to Buyer on Schedule 3.15 an accurate list of all insurance policies on which any Company is a named insured. With respect to such insurance policies and except as set forth on Schedule 3.15, (a) there are no open claims and (b) there are no claims against any Company listed on its insurance loss runs since December 18, 2002. Such insurance policies are currently in full force and effect and such policies (or comparable policies) shall remain in full force and effect through the Closing Date. No Company's insurance has ever been canceled, and none of the Companies has ever been denied coverage.

      3.16 EMPLOYMENT MATTERS. Except as set forth on Schedule 3.16, none of the Companies has ever had any employees.

      3.17 PARACHUTE PROVISIONS. None of the Companies has ever been a party to any employment agreements or any other agreements containing "parachute" provisions, or any deferred compensation agreements.

      3.18 BENEFIT PLANS; ERISA COMPLIANCE. Except as set forth on Schedule 3.16, none of the Companies have ever had any employees. Neither Seller nor any ERISA Affiliate of Seller maintains or contributes to, and is not obligated to maintain or contribute to, any defined benefit plan or any multi-employer plan subject to Title IV of ERISA.

      3.19 CONFORMITY WITH LAW.

            (a) Each Company has complied in all material respects with, and none of the Companies is in material default under, any law, rule, ordinance, ruling, directive, or regulation or under any order, award, judgment or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over such Company or any of its assets or businesses; there are no claims, actions, suits or Proceedings, pending or, to Seller's Knowledge, threatened, against or affecting any Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any Company or its business; and to Seller's Knowledge no notice of any claim, action, suit or Proceeding, whether pending or threatened, has been received by any Company.

            (b) Each Company has conducted and is conducting its business in material compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations, including all such laws, rules, ordinances,

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      decrees and orders relating to intellectual property protection, transportation, wage and hour, antitrust matters, consumer protection, currency exchange, equal employment opportunity, health and occupational safety, pension and employee benefit matters, securities and investor protection matters, labor and employment matters, and trading-with-the-enemy matters.

            (c) None of the Companies has received any notification of any asserted present or past unremedied failure by it to comply with any of such laws, rules, ordinances, decrees or orders.

      3.20 TAXES. Each Company has timely filed all requisite federal and other Tax Returns for all fiscal periods ended on or before the Closing Date; there are no open years, examinations in progress or claims against any Company for federal and other Taxes (including penalties and interest) for any period or periods prior to and including the Closing Date; and, except as set forth on
Schedule 3.20, no notice of any claim, whether pending or threatened, for Taxes has been received. None of the Companies is a party to any Tax allocation or sharing agreement (i.e., any agreement or arrangement for the payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which includes any Company); there are no requests for rulings in respect of any Tax pending by any Company with any tax authority; except as set forth on Schedule 3.20, no penalty or deficiency in respect of any Taxes which has been assessed against any Company remains unpaid; and, except as set forth on Schedule 3.20, all taxes (whether or not shown on any Tax Return) for all fiscal years ending on or before November 30, 2004 have been fully paid or appropriate deposits or adequate accruals have been made therefor in the Financial Statements of each Company. The amounts shown as accruals for Taxes on the Interim Financial Statements of each Company as of November 30, 2004 delivered to Buyer as a part of Schedule 3.7 are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before the Closing Date, each Company has reserved an amount sufficient to pay all such Taxes, and the working capital of each Company is sufficient to pay any such Tax applicable to it. Copies of (a) any tax examinations, (b) extensions of statutory limitations, and (c) the federal and local income tax returns and franchise tax returns of each Company for the last three (3) fiscal years, or such shorter period of time as each Company has existed, are attached hereto as Schedule 3.20. For purposes of this Section 3.20, "Tax" shall mean any material amount of United States or other federal, state, provincial, local or foreign income, gross receipts, property, sales, goods and services use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge, together with any material amount of interest or penalty, imposed by any governmental authority. "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.

      3.21 THIS SECTION INTENTIONALLY DELETED.

      3.22 GOVERNMENT CONTRACTS. Except as set forth on Schedule 3.22, none of the Companies is now, or has ever been, a party to any governmental contract subject to price redetermination or renegotiation.

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      3.23 ABSENCE OF CHANGES. Except for the distribution and transfer of the
Excluded Assets on or before the Closing Date and except as set forth in
Schedule 3.23, since November 30, 2004, there has not been:

            (a) any damage, destruction or loss (whether or not covered by insurance), change in zoning, or, to Seller's Knowledge, change in any law, rule, regulation, ordinance, or condition or term of any permit, materially adversely affecting the properties or business of any Company;

            (b) any change in the authorized or outstanding membership interests of any Company or any grant of any options, warrants, calls, conversion rights or commitments;

            (c) any declaration or payment of any dividend or distribution in respect of the membership interests or any direct or indirect redemption, purchase or other acquisition of any of the membership interests of any Company;

            (d) to Seller's Knowledge, any proposed law or regulation or any event or condition of any character, materially adversely affecting any Company's business, as presently constituted;

            (e) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of any Company to any person;

            (f) any cancellation, or agreement to cancel without receiving full payment therefor, any material indebtedness or other material obligation owing to any Company;

            (g) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in the assets, property or rights of any Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

            (h) any purchase or acquisition, or agreement, plan or arrangement to purchase or acquire, any material property, rights or assets of any Company;

            (i) any waiver of any material rights or claims of any Company;

            (j) any material breach, amendment or termination of any material contract, agreement, license, permit or other right to which any Company is a party; or

            (k) any material transaction by any Company outside the ordinary course of its business.

      3.24 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. Seller has delivered to Buyer on Schedule 3.24 an accurate list as of the date of this Agreement, of:

            (a) the name of each financial institution in which each Company has accounts or safe deposit boxes;

            (b) the names in which such accounts or boxes are held;

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            (c) the type of accounts; and

            (d) the name of each person authorized to draw thereon or have access thereto.

      No person, corporation, firm or other entity holds a general or special power of attorney from any Company.

      3.25 PROPRIETARY RIGHTS. Except as set forth on Schedule 3.25, none of the Companies owns or has any right or interest in any material item of Intellectual Property, or any license or assignment with respect thereto. None of the Companies has granted to any third party a license or other authorization to use any material item of Intellectual Property of such Company, and no third party owns any ownership interest in or holds any claim, lien or other encumbrance other than Permitted Exceptions, on such Company's Intellectual Property. Neither of the Companies nor Seller has received any notification that any Company has infringed upon or is infringing upon, or has engaged in or is engaging in any unauthorized use or misappropriation of, any Intellectual Property owned by or belonging to any other person; and there is no pending or, to Seller's Knowledge, threatened claim with respect to any such infringement, unauthorized use or misappropriation. None of the Companies owes any third party royalties for the use of Intellectual Property.

      3.26 THIS SECTION INTENTIONALLY DELETED.

      3.27 RELATIONS WITH GOVERNMENTS. None of the Companies, and to Seller's Knowledge no member, manager, director, officer, agent, employee or other person acting on behalf of any Company, has used any funds of any Company for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign government officials or others. None of the Companies, and to Seller's Knowledge no member, manager, director, officer, agent, employee or other person acting on behalf of any Company, has accepted or received any improper or unlawful contributions, payments, gifts or expenditures.

      3.28 RELATED PARTY TRANSACTIONS. Except as set forth on Schedule 3.28, neither (a) any past or present officer, manager or member of any of the Companies, nor (b) Seller, nor (c) any corporation, partnership, trust or other entity of which any such past or present officer, manager or member of any of the Companies, has a direct or indirect interest or is a director, officer, member, manager, stockholder, partner or trustee, is or has ever been a party, directly or indirectly, to any material transaction with any Company, including any agreement or other arrangement providing for the furnishing of material services by or to any Company or the rental of any property from or to any Company, or otherwise requiring or contemplating any material payments by or to any Company. Except as set forth in Schedule 3.28, Seller does not have any claims against, or is owed any amounts (including, any bonuses, commissions, royalties, rentals or other payments) by, any of the Companies.

      3.29 ENVIRONMENTAL MATTERS. To the Knowledge of Seller, Seller has made available to Buyer all of the correspondence, agreements, notices or other documents it has in its possession directly related to the items set forth on
Schedule 3.29. To the Knowledge of Seller,

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Schedule 3.29 also contains a list of all sites used by any of the Companies to dispose of C&D waste.

      Except as set forth in Schedule 3.29 to the Knowledge of Seller:

            (a) Each Company and any property (whether real or personal) which is or was formerly leased, used, operated, owned or managed in whole or in part in any manner by any Company or any of its organizational predecessors (individually, any "Business Facility," and collectively, the "Business Facilities") and all operations of each Company and its Business Facilities, are in material compliance and during their ownership or operation by Seller have been in material compliance with all applicable Environmental Laws;

            (b) each Company and its Business Facilities have obtained and are in material compliance with all permits, licenses, registrations, approvals and other authorizations (including all applications for all of the foregoing) required under any Environmental Law for the business of such Company as currently conducted (collectively, "Environmental Permits"), and Schedule 3.29 contains an accurate and complete listing of all of its Business Facilities and all of its Environmental Permits of such Company;

            (c) during the term of each Company's ownership of or control of its Business Facilities ("Ownership Term"), such Company and its Business Facilities, and any operations thereon, have not been and are not currently subject to an unresolved Environmental Claim;

            (d) there are no Environmental Claims or investigations pending or threatened, involving the release or threat of release of any Polluting Substances from or on (i) any Business Facility of any Company, or (ii) any other property where Polluting Substances generated by any Company or originating from any Business Facility of any Company have been recycled, stored, treated, released or disposed, or (iii) any property to which Polluting Substances were transported by any Company or (iv) any property on which any Company performs or performed or may be required to perform Remediation;

            (e) there are no Polluting Substances on any Business Facility of any Company in an amount or concentration which would require reporting to any governmental authority by any Company or Remediation by any Company to comply with the requirements of Environmental Laws and which have not been so reported;

            (f) none of the Companies has undertaken Remediation or other decontamination or cleanup of any facility or site or entered into any agreement or extended any offer for the payment of costs associated with such activity;

            (g) there are no Environmental Claims for which any Company has failed to notify its insurers within contractually required notice periods or for which insurers have denied coverage or reserved their rights to deny coverage;

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            (h) none of the Companies is, as a result of the operation or condition of any Business Facility of such Company or the businesses thereon as conducted prior to or at Closing, subject to any: (i) contingent liability in connection with any release or threatened release of Polluting Substances into the environment other than the normal or routine disposal of solid waste, whether on or off the Properties or any Business Facility of such Company; (ii) reclamation, decontamination or Remediation requirements under Environmental Laws, or any reporting requirements related thereto, except for ordinary closure requirements under Environmental Laws; or (iii) consent order, compliance order or administrative order relating to or issued under any Environmental Law;

            (i) except as referenced in the Environmental Permits, there are no obligations, undertakings or liabilities arising out of or relating to Environmental Laws which any Company has agreed to by contract;

            (j) there are no, and there have never been any, storage tanks on or under any Business Facility of any Company, and any Business Facility of any Company containing such tanks during the Ownership Term has been remediated, to the extent required by, and in compliance with all Environmental Laws;

            (k) no drinking water intakes or water wells exist within a two-mile radius of any Business Facility of any Company, which have been impacted by the operation of any Company and which could have an adverse effect on the Environmental Permits; and

            (l) there are no polychlorinated biphenyls on or in the Properties or any Business Facility of any Company or any equipment or fixtures thereon.

      This Section 3.29 sets out all of Seller's representations and warranties concerning or relating to environmental matters, including its representations and warranties concerning or relating to Disposal, Environmental Claims, Environmental Laws, Polluting Substances and Remediation and supersedes and otherwise preempts all other provisions of this Article 3 (including Sections 3.2, 3.8, 3.11, 3.19 and 3.23) related to the same subject matter.

      3.30 NO BROKER'S OR FINDER'S FEES. No agent, broker, investment banker, person or firm has acted directly or indirectly on behalf of Seller or any Company in connection with this Agreement or the transactions contemplated herein who will be entitled to any broker's or finder's fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transactions contemplated herein.

      3.31 LITIGATION. Except as set forth in Schedule 3.31, there are no Proceedings pending or, to the Knowledge of Seller, threatened against any Company, challenging the validity or propriety of the transactions contemplated by this Agreement or any permit or other governmental authorization and there is no outstanding order, writ, injunction or decree of any court, administrative agency, governmental body or arbitration tribunal against any Company or its assets. Set forth on Schedule 3.31 are all Proceedings during the last five years to which any Company was a party, or which, to the Knowledge of Seller, were threatened against any Company.

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      3.32 INCORPORATION OF OTHER DISCLOSURES. The schedules referenced in this
Article 3 are located in the those certain 5 binders reviewed by the Parties in the offices of Kennedy Covington Lobdell & Hickman, L.L.P on the date hereof; provided, that references to any schedule (other than Schedule 3.8(b)) to this Agreement shall also include all information contained in any other schedule to this Agreement or any other provision of this Agreement.

      3.33 THE MORE SPECIFIC REPRESENTATIONS AND WARRANTIES CONTROL. No matter is intended to be covered by more than one representation and warranty. If not for this Section 3.33 two or more representations and warranties could cover the same matter, the representation and warranty that covers the matter more specifically shall control and preempt the more general of the representations and warranties with respect to such matter. Notwithstanding anything in Section 3.2, 3.11, 3.19 or 3.29 or any other provision in this Agreement to the contrary, the Seller and the Companies shall not be deemed to be in breach of any provision of this Agreement to the extent any alleged breach relates to the permits, licenses or approvals described in Sections 8.6 or 8.7

4.    REPRESENTATIONS OF WCA AND BUYER

      Buyer, WCA or Buyer and WCA (jointly and severally), as the case may be, represent and warrant that all of the following representations and warranties are true as of the date of this Agreement and shall be true as of the Closing Date.

      4.1 DUE ORGANIZATION.

            (a) Buyer and WCA jointly and severally represent and warrant that Buyer is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware.

            (b) WCA represents and warrants that WCA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      4.2 EXECUTION.

            (a) Buyer and WCA jointly and severally represent and warrant that
      (i) the execution, delivery and performance of this Agreement and the transactions contemplated hereby are duly and validly authorized by Buyer, and (ii) this Agreement constitutes the legal, valid and binding obligation of Buyer enforceable in accordance with its terms.

            (b) WCA represents and warrants that (i) the execution, delivery and performance of this Agreement and the transactions contemplated hereby are duly and validly authorized by all requisite corporate action on the part of WCA, and (ii) this Agreement constitutes the legal, valid and binding obligation of WCA enforceable in accordance with its terms.

      4.3 CONFORMITY WITH LAW.

            (a) Buyer and WCA jointly and severally represent and warrant that
      (i) Buyer has the requisite power and right to enter into and perform this Agreement and the

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      transactions contemplated herein and (ii) neither Buyer's execution of this Agreement nor the consummation of the transactions contemplated herein violate or conflict with (A) any law, rule, regulation, ordinance or decree applicable to Buyer, (B) any provision of Buyer's limited partnership agreement, certificate of limited partnership or other organizational documents, or (C) any material agreement or instrument to which Buyer is a party or by which it is bound.

            (b) WCA represents and warrants that (i) WCA has the corporate power and right to enter into and perform this Agreement and the transactions contemplated herein and (ii) neither WCA's execution of this Agreement nor the consummation of the transactions contemplated herein violate or conflict with (A) any law, rule, regulation, ordinance or decree applicable to WCA, (B) any provision of WCA's certificate of incorporation, bylaws and other organizational documents, or (C) any material agreement or instrument to which WCA is a party or by which it is bound.

      4.4 NO BROKER'S OR FINDER'S FEES. Buyer and WCA jointly and severally represent and warrant that no agent, broker, investment banker, person or firm has acted directly or indirectly on behalf of Buyer or WCA in connection with this Agreement or the transactions contemplated herein who will be entitled to any broker's or finder's fee or any other commission or similar fee or expense, directly or indirectly, in connection with this Agreement or the transactions contemplated herein.

      4.5 ACCESS TO INFORMATION; COUNSEL. Buyer and WCA jointly and severally represent and warrant that Buyer and WCA have been provided access to information concerning each Company, and have had the opportunity to consult with counsel regarding this Agreement. Notwithstanding the foregoing, Buyer's investigation and representation by counsel shall not limit or diminish Buyer's reliance upon the representations, warranties and covenants set forth in this Agreement.

5.    COVENANTS OF THE PARTIES

      5.1 NOTICES AND APPROVALS. Seller on the one hand, and Buyer and WCA on the other, shall timely give all notices and request all approvals and assignments that may be required under applicable law or any of the permits, agreements, orders or other instruments to which any Company on the one hand, and Buyer and WCA on the other, is bound on the Closing Date, in connection with the transactions to be consummated under this Agreement. The parties will cooperate to change the names of the Companies by substituting "WCA" for "MRR."

      5.2 ACCESS TO INFORMATION.

            (a) On and after the date of this Agreement through the Closing Date, Seller will furnish to Buyer such information with respect to each Company as Buyer shall reasonably request. Without limitation of the foregoing, Seller shall (i) afford to Buyer and its officers, employees, accountants, consultants, counsel and other authorized representatives reasonable access, throughout the period prior to the earlier of the Closing Date or the date this Agreement is terminated pursuant to Section
      10.5 hereof, to each Company's plants, properties (including each company's Real Property), and books and records relating to each Company;
      (ii) use its best efforts to cause its representatives to

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      furnish to Buyer and its authorized representatives such additional financial and operating data and other information as to each Company as Buyer or its duly authorized representatives may from time to time reasonably request; and (iii) afford Buyer and its representatives reasonable access, throughout the period prior to the Closing Date, to each Company's present and potential customers relating to the Companies' respective businesses, such that Buyer may conduct such due diligence investigation relating to the customer relations as Buyer deems reasonably necessary or appropriate.

            (b) Buyer and WCA covenant and agree that all due diligence materials will be used solely for the purposes of assessing the Companies in connection with Buyer's possible acquisition thereof pursuant to this Agreement, and that any other use shall be strictly prohibited. The parties acknowledge that a certain Confidentiality and Non-disclosure Agreement dated November 23, 2004 was executed by WCA and Seller and remains in full force and effect.

      5.3 THIS SECTION INTENTIONALLY DELETED

      5.4 COMPLIANCE WITH LAWS. Seller and Buyer shall comply with all applicable laws as may be required for the sale and transfer of the Companies and for the performance of all other acts and things contemplated by this Agreement.

      5.5 REASONABLE EFFORTS. Each of the parties hereto agrees to use reasonable efforts to take or cause to be taken all actions, and to do or cause to be done all things reasonably necessary, proper or advisable to satisfy promptly all conditions required hereby to be satisfied by such party in order to consummate and make effective the transactions contemplated hereby. WCA and Buyer shall use their commercially reasonable efforts to obtain additional financing necessary to consummate this transaction prior to Closing. Between the date hereof and Closing, Seller, WCA and Buyer shall fully cooperate with each other and the applicable governmental authorities to try to satisfy the conditions in Sections 8.6 and 8.7 and shall promptly provide all requested information and attend all meetings that Seller or Buyer, as the case may be, reasonably deems to be appropriate in connection with satisfying such conditions.

      5.6 NOTIFICATION. Seller shall notify Buyer, and Buyer shall immediately notify Seller, of any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against any Company, Seller or Buyer, as the case may be, which challenges the transactions contemplated hereby. If Seller becomes aware prior to Closing of any fact or condition that may constitute a breach of any representation or warranty of Seller or may constitute a breach of any representation or warranty of Seller if such representation or warranty were made on the date of the occurrence or discovery of such fact or condition, then Seller will promptly notify Buyer of such fact or condition, amend any affected schedules to the Agreement and deliver such amended schedules to Buyer. If Buyer becomes aware prior to Closing of any fact or condition that may constitute a breach of any representation or warranty of Seller or Buyer or may constitute a breach of any representation or warranty of Seller or Buyer if such representation or warranty were made on the Closing Date or the date of the occurrence or discovery of such fact or condition, then Buyer will promptly notify Seller of such fact or condition.

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      5.7 AUDIT. Beginning on the date hereof, Buyer, at its own cost and expense, may engage external auditors to audit any Company's financial records (including up to three years of historical data). Seller, to the extent reasonable and appropriate and otherwise consistent with the terms of this Agreement, shall cooperate with such audit and will assist in the completion of such audit, including by providing such documents that are necessary to complete the audit and by making representations regarding the Companies' businesses and the Companies' financial records relating to any period preceding the Closing, but only to the extent that such actions are requested in writing by, or at the direction of, WCA's external auditors. Buyer shall pay Seller for all of the out-of-pocket expenses incurred by Seller in complying with this Section 5.7.

      5.8 TAX RETURNS. With respect to any Tax Return of a Company, any audit or other examination by any governmental authority after the Closing Date with respect to that Company which includes any period ending on or before the Closing Date, Buyer shall consult with Seller and Seller shall provide Buyer such assistance as reasonably necessary in connection with the preparation of such Tax Return, audit or other examination or any judicial or administrative proceeding relating to that Company's liability for Taxes for such period, and Seller will provide Buyer with any nonconfidential records or information related to the Companies that it may have that may be relevant to any of the foregoing. Seller, however, shall not be obligated to incur more than de minimis expense with respect to providing such assistance.

      5.9 FINANCIAL INFORMATION. Seller shall provide to Buyer (a) by January 31, 2005 the balance sheet and list of accounts and notes receivable for each Company as of December 31, 2004 and the income statement for each Company for the year ended December 31, 2004, and (b) by February 21, 2005 the balance sheet and list of accounts and notes receivable for each Company as of January 31, 2005 and the income statement for each Company for the period beginning January 1, 2005 and ending January 31, 2005; provided, however, that all such statements and lists will be subject to normal, recurring year-end adjustments and will lack notes. The financial statements referred to in this Section 5.9 are herein collectively referred to as the "Post-Signing Financial Statements."

      5.10 EMPLOYEES. Buyer shall offer employment to all employees of Seller who work at any of the Company sites (except Dan Moore) at wages no less favorable to the employees than their current employment terms, and Seller shall provide such assistance in connection therewith as Buyer shall reasonably request.

6.    NONCOMPETITION

      6.1 PROHIBITED ACTIVITIES:

            (a) Except as set forth in the following paragraphs (b) and (e) and except to the extent permitted in the disposal agreement between Buyer and
      D. H. Griffin (or any of their Affiliates), neither Seller nor any of the Principals (the "Restricted Parties"), shall for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever kind or nature, whether as an officer, director, shareholder, owner, member, partner, joint venturer, lender, whether as an employee, independent contractor, consultant, advisor, or otherwise, or as a sales representative of, engage in the operation of, or own a direct or indirect interest in, a landfill that accepts the disposal of loads of

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      C&D waste or a transfer station for C&D waste or a material reclamation center for C&D waste and that is located within *** (the "Non-Compete Area"). The parties, however, acknowledge and agree that the Restricted Parties (or one or more of their Affiliates) may engage in the operation of or own a direct or indirect interest in MSW, LCID or other landfills (but excluding any LCID landfill that is greater than 2 acres in size, if it is opened after Closing), transfer stations and material reclamation centers in which incidental amounts of C&D waste may be discarded, transferred, reclaimed or recycled as part of (and commingled with) other waste that is not C&D waste, but any such landfills, transfer stations or material reclamation centers in the Non-Compete Area may not receive for disposal, transfer, reclamation or recycling any loads that are entirely or primarily comprised of C&D waste.

            (b) Notwithstanding Section 6.1(a), Seller (including through an Affiliate thereof) may pursue and obtain the necessary permits and approvals from the applicable governmental agencies and authorities to develop, own and operate one or more Designated Sites (as defined in 6.1(c)) and develop, own and operate such Designated Sites, if within one year after the Trigger Date, Seller offers to sell to Buyer (and Seller shall be required to so offer) Seller's interest in the Designated Site and related assets for a price, to be paid in immediately available funds, equal to the sum of (A) the product of *** multiplied by the Designated Site's projected annual EBITDA (as projected by Seller in good faith), which amount shall be paid to Seller at the time of consummation of the purchase (the "Initial Payment"), and (B) an amount equal to (i) the product of *** multiplied by the Designated Site's actual EBITDA for the Test Period, minus (ii) the Initial Payment, which amount shall be paid within 90 days after the end of the Test Period. All owners of any Designated Site shall be the Seller and its Affiliates. The "Trigger Date" means the later of (i) the date such Designated Site opens to the public or (ii) if Seller acquires an operating Designated Site, the date of such acquisition. "Test Period" means any 12 consecutive month period (as selected by Seller in its sole discretion) during the 30-month period beginning on the Trigger Date; provided, that Seller shall notify Buyer of its selection of the Test Period within 60 days following the beginning of the Test Period (and if no such notification occurs, the default Test Period shall be the last 12 months of the aforementioned 30-month period). If Buyer accepts Seller's offer (which acceptance must be within 60 days after the date such offer is made), Buyer will pay Seller the purchase price on such conditions as may be set forth in a purchase agreement to be entered into by the parties. If Buyer declines, refuses or fails to reach agreement with Seller for the purchase of a Designated Site described in this Section 6.1(b), then such Designated Site and the operations thereof will cease to be subject to Section 6.1(a) and the restrictions against competition provided therein.

            (c) "Designated Site" means: (a) one landfill in either *** or *** County, North Carolina, together with any related transfer stations or material reclamation centers, in either such county; (b) one landfill in *** County, North Carolina, together with any related transfer stations or material reclamation centers, in such county; and (c) any transfer station or material reclamation center in ***, *** or *** County, North Carolina that is not related to a landfill owned or operated by Seller in such county.

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            (d) During the Restricted Period, Seller will not sell any
      Designated Site to any person or entity other than to Buyer or any Affiliate thereof.

            (e) Notwithstanding the foregoing provisions of this Section 6.1 each Restricted Party may (i) be a passive investor owning no more than five percent (5%) of the outstanding equity securities of any corporation or other entity the equity securities of which are listed on a national securities exchange or traded on the NASDAQ National Market System (or the price of such securities is quoted at least once a week or in Wall Street Journal or New York Times) and with which such persons have no other connection and/or (ii) invest in or act as an employee of, consultant for, or hold another position with, WCA;

            (f) The Restricted Parties shall not, and each of them shall use reasonable efforts to cause each of their Affiliates not to, offer to employ any person who was an employee of Seller on any of the *** before the Closing Date and who is hired by Buyer, WCA or any of their Affiliates within *** of the Closing if that person has been an employee of Buyer, WCA or any of their Affiliates within one (1) year prior to the time such offer is made;

            (g) With respect to Buyer's (or any of its Affiliates') operations of the Companies (to the extent they relate to the collection, transportation and disposal of C&D waste in the Non-Compete Area (the "Purchased Business")), the Restricted Parties shall not, and each of them shall use reasonable efforts to cause his Affiliates not to, engage or participate in any effort or act to solicit or induce any customer, supplier, associate, employee, sales or other agent, independent contractor, or other person in a business relationship with any of the Companies or which has been a customer, supplier, associate, employee, sales or other agent, independent contractor, or other person in a business relationship with any of the Companies within three (3) years prior to that time, to discontinue such relationship with any of the Companies; provided, however that this Section 6.1(e) relates only to the Purchased Business and not with respect to any customer, supplier, etc. of any of the Companies on matters that do not directly pertain to the Purchased Business;

            (h) For the avoidance of doubt, the parties agree that the restrictions set forth in this Article 6 shall not apply to any landfill, transfer station or material reclamation centers owned or operated by Seller or any Affiliate thereof in ***, North Carolina.

            (i) The time period for the restrictions set forth in this Article 6 shall be *** after the Closing Date (the "Restricted Period").

      6.2 DAMAGES. The Restricted Parties each acknowledge that the damages that would be suffered by Buyer as a result of any breach of the provisions of this
Article 6 may not be calculable and that an award of a monetary judgment for such a breach would be an inadequate remedy. Consequently, Buyer shall have the right, in addition to any other rights it may have, to obtain, in any court of competent jurisdiction, injunctive relief to restrain any breach or threatened breach of any provision of this Article 6 or otherwise to specifically enforce any of the provisions hereof, and Buyer shall not be obligated to post a bond or other security in seeking

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such relief. This remedy is in addition to damages directly or indirectly suffered by Buyer and reasonable attorneys fees.

      6.3 INDEPENDENT COVENANT. All of the covenants contained in this Article 6 shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of any Restricted Party against Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Buyer or the Companies of such covenants.

      6.4 MATERIALITY AND ENFORCEABILITY. The Restricted Parties each agree that the covenants contained in this Article 6 are a material and substantial part of this transaction. The parties hereto agree that a portion of the consideration paid by Buyer pursuant to this Agreement is in exchange for the covenants contained in this Article 6, and therefore, the duration and area for which the covenants in this Article 6 are to be effective are reasonable. In the event that any court finally determines that the time period or the geographic scope of any such covenant is unreasonable or excessive and any covenant is to that extent made unenforceable, the parties hereto agree that the restrictions of this Article 6 shall remain in full force and effect for the greatest time period and within the greatest geographic area that would not render it unenforceable. The parties intend that each of the covenants in Article 6 shall be deemed to be a separate covenant.

7.    SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

      7.1 SURVIVAL AND TIME LIMITATIONS. All representations, warranties, covenants and agreements of the parties in this Agreement will survive the Closing. If the Closing occurs:

            (a) The covenants set forth in Article 6 shall survive for a period of *** after the Closing, and the remedies for any breach thereof shall be cumulative, and shall not be limited by the terms of Section 7.2 herein. Accordingly, if one Principal breaches his covenants to Buyer under
      Article 6, that Principal, and only that Principal, will be liable to Seller with respect to that breach;

            (b) Seller will have no liability with respect to any claim for any breach or inaccuracy of any representation or warranty in this Agreement, or any covenant or agreement in this Agreement to be performed or complied with prior to or on the Closing Date, unless Buyer notifies Seller of such a claim on or before the date that is 12 months after the Closing Date, except this period shall be extended to 48 months after the Closing Date with respect to the representations and warranties of Seller provided in
      Section 3.29 (Environmental);

            (c) Buyer will have no liability with respect to any claim for any breach or inaccuracy of any representation or warranty in this Agreement, or any covenant or agreement in this Agreement to be performed and complied with prior to the Closing Date, unless Seller notifies Buyer of such a claim on or before the date that is 12 months after the Closing Date;

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            (d) If Buyer or Seller, as applicable, provides proper notice of a claim within the applicable time period set forth above, liability for such claim will continue until such claim is resolved.

      7.2 LIMITATIONS ON INDEMNIFICATION BY SELLER. Seller will have no liability with respect to the matters described in *** for any Loss of Buyer or any of the Companies *** unless the total of all such Losses exceeds ***, in which event Seller will be liable for all such Losses. Seller's maximum aggregate liability with respect to the matters described in *** will be limited to (a) *** (the "Cap") for any claim brought by Buyer (or any of the Companies) under this Article 7 *** on or before the *** anniversary of the Closing Date,
(b) with respect to any claims relating to an alleged breach of Seller's representations and warranties under *** brought by Buyer (or any of the Companies) under this Article 7 after the *** anniversary of the Closing Date, the Cap will be (i) *** for any such claims brought with respect to *** after the *** anniversary of the Closing Date and on or before the *** anniversary of the Closing Date *** regardless of the basis on which the earlier claim was made), (ii) *** for any such claims brought with respect to *** after the *** anniversary of the Closing Date and on or before the *** anniversary of the Closing Date *** and (iii) *** for any such claims brought (and, therefore, no such claims may be brought) after the *** anniversary of the Closing Date. Seller will have no liability for any Loss to the extent such Loss: ***. The limitations provided in this Section 7.2 shall not apply with respect to any Loss incurred by Buyer or any of the Companies with respect to *** and otherwise disclosed in ***, and the parties hereby acknowledge that all liability with respect to *** shall be borne exclusively by Seller.

      7.3 INDEMNIFICATION BY SELLER.

            (a) After the Closing, subject to the terms and conditions of this
      Article 7, Seller will indemnify and hold harmless Buyer for all Losses incurred or suffered by WCA or any of its Affiliates (including any of the Companies) relating to or arising from: (i) any breach or inaccuracy of any representation or warranty made by Seller as of the Closing Date in
      Article 3; or (ii) any breach of any covenant or agreement of Seller in this Agreement.

            (b) After the Closing, each Principal will indemnify and hold harmless Buyer for all Losses incurred or suffered by WCA or any of its Affiliates (including any of the Companies) relating to or arising from any breach by that Principal of his noncompetition covenant in Article 6.

      7.4 INDEMNIFICATION BY BUYER. After the Closing, subject to the terms and conditions of this Article 7, Buyer will indemnify and hold harmless Seller for all Losses incurred or suffered by Seller or the Principals (or any of their respective Affiliates) relating to or arising from: (a) any breach or inaccuracy of any representation or warranty made by Buyer in Article 4; or (b) any breach of any covenant or agreement of Buyer in this Agreement.

      7.5 THIRD PARTY CLAIMS.

            (a) If a third party initiates a claim, demand, dispute, lawsuit or arbitration (a "Third-Party Claim") against any Person (the "Indemnified Party") with respect to any matter that the Indemnified Party might make a claim for indemnification against any

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      Party (the "Indemnifying Party") under this Article 7, then the
      Indemnified Party must immediately notify the Indemnifying Party in writing of the existence of such Third-Party Claim and must deliver copies of any documents served on the Indemnified Party with respect to the Third-Party Claim.

            (b) Upon receipt of the notice described in Section 7.5(a), the Indemnifying Party will have the right to defend the Indemnified Party against the Third-Party Claim with counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party will keep the Indemnified Party apprised of all material developments, including settlement offers, with respect to the Third-Party Claim and permit the Indemnified Party to participate in the defense of the Third-Party Claim. So long as the Indemnifying Party is conducting the defense of the Third-Party Claim in accordance with this Section 7.5(b), the Indemnifying Party will not be responsible for any attorneys' fees or other expenses incurred by the Indemnified Party regarding the Third-Party Claim.

            (c) If the Indemnifying Party declines or fails to exercise its right to defend under Section 7.5(b), the Indemnified Party will have the authority to defend against the Third-Party Claim. Promptly following resolution of the Third-Party Claim, the Indemnifying Party will reimburse the Indemnified Party for the costs of defending against the Third-Party Claim, including attorneys' fees and expenses, and any other Losses the Indemnified Party has incurred relating to or arising out of the Third-Party Claim to the extent provided in this Article 7.

            (d) Neither the Indemnified Party (unless the Indemnified Party declines or fails to exercise its right to defend under Section 7.5(b)) nor the Indemnifying Party will consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed.

      7.6 OTHER INDEMNIFICATION MATTERS. Any claim for indemnification under this Article 7 must be asserted by providing, within 30 days after the date such claim arises, written notice to Seller (or Buyer, in the case of a claim by Seller) specifying the factual basis and amount of the claim in reasonable detail to the extent then known by the Person asserting the claim. All indemnification payments under this Article 7 will be deemed adjustments to the Purchase Price.

      7.7 EXCLUSIVE REMEDY. After the Closing, this Article 7 will provide the exclusive remedy for the matters covered by this Agreement except as otherwise set forth in Section 7.1(a). This Article 7 will not affect any remedy any Party may have under this Agreement prior to the Closing or upon termination of this Agreement.

8.    BUYER'S CONDITIONS TO CLOSING.

      The obligations of Buyer to effect the transactions contemplated hereby and in the other agreements referred to herein shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, unless the satisfaction of such conditions are either waived in writing by Buyer or does not occur primarily due to the breach by Buyer or WCA of the terms or conditions of this Agreement:

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      8.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Seller in this Agreement (including the disclosures contained in the exhibits and schedules to this Agreement) shall be true at and as of the Closing Date as though each such representation and warranty was made and delivered at and as of the Closing Date, except for matters that would not result in a Material Adverse Change (the "Rep Condition"), and Buyer shall have received a certificate from Seller dated the Closing Date to that effect; provided, however, that the Rep Condition shall be deemed satisfied for the purposes of this Section 8.1 and Section 2.6 if Buyer was required by Section
5.6 to notify Seller of a fact or condition giving rise to the failure of the Rep Condition and Buyer failed to so notify Seller.

      8.2 COMPLIANCE WITH CONDITIONS. Seller shall perform and comply in all material respects with all agreements and covenants in this Agreement required to be performed and complied with by it before Closing, and Buyer shall have received a certificate from Seller dated the Closing Date to that effect; provided, however, that this condition shall be deemed satisfied for the purposes of this Section 8.2 and Section 2.6 if Buyer was required by Section
5.6 to notify Seller of a fact or condition giving rise to the failure of this condition and Buyer failed to so notify Seller.

      8.3 SUIT OR PROCEEDING. No suits or proceedings, legal or administrative, relating to any of the transactions contemplated by this Agreement shall be overtly threatened or commenced that, in the reasonable discretion of Buyer, would make it inadvisable for Buyer to consummate the transactions contemplated by this Agreement.

      8.4 MATERIAL ADVERSE CHANGE. As of the Closing, there shall have been no Material Adverse Change since the date of this Agreement.

      8.5 PAYOFF LETTERS. Payoff letters with respect to the Funded Debt, dated as of (or within a reasonable time prior to) the Closing Date, and all documentation necessary to obtain releases of all encumbrances related to Funded Debt, in each case in form and substance reasonably satisfactory to Buyer.

      8.6 PERMITS, LICENSES AND APPROVALS FROM DENR. All permits, licenses and approvals from DENR necessary for the current operation of the Companies' businesses as presently conducted shall have been granted, are in full force and effect, and will continue to be in full force and effect immediately after the Closing.

      8.7 PERMITS, LICENSES AND APPROVALS FROM WAKE COUNTY AND CITY OF HIGH POINT. All permits, licenses, approvals and franchises from Wake County and the City of High Point, North Carolina necessary for the current operation of the Companies' businesses as presently conducted shall have been granted, are in full force and effect, and will continue to be in full force and effect immediately after the Closing.

      8.8 ASSUMPTION AGREEMENT. Seller shall have executed an assumption agreement, a form of which is attached hereto as Exhibit C, pursuant to which Seller assumes all Seller Assumed Liabilities that are not discharged at Closing (the "Assumption Agreement").

      8.9 RESIGNATION OF MANAGERS. Resignation of the manager of each of the Companies.

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      8.10 FINANCING. Buyer shall have received additional financing as set forth in Section 5.5.

9.    CONDITIONS TO SELLER'S OBLIGATION TO CLOSE

      The obligation of Seller to close under this Agreement is subject to the following conditions (any one of which, at the option of Seller, may be waived in writing by Seller) existing on the Closing Date, unless the satisfaction of such conditions are either waived in writing by Seller or does not occur due to the breach by Seller of the terms or conditions of this Agreement.

      9.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Buyer and WCA in this Agreement shall be true in all material respects at and as of the Closing Date as though each such representation and warranty was made and delivered at and as of the Closing Date, and Seller shall have received a certificate from Buyer and WCA dated the Closing Date to that effect.

      9.2 COMPLIANCE WITH CONDITIONS. Buyer shall perform and comply in all material respects with all agreements and covenants in this Agreement required to be performed and complied with by it before Closing, and Seller shall have received a certificate from Buyer dated the Closing Date to that effect.

      9.3 SUIT OR PROCEEDING. No suits or proceedings, legal or administrative, relating to any of the transactions contemplated by this Agreement shall be overtly threatened or commenced that would make it inadvisable for Seller to consummate the transactions contemplated by this Agreement.

      9.4 EXCLUDED ASSETS. The Excluded Assets shall have been distributed and otherwise conveyed to Seller or Seller's designee.

10.   THE CLOSING; DELIVERIES; TERMINATION

      10.1 THE CLOSING. The transfer of the Membership Interests to Buyer (the "Closing") shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., Hearst Tower, 214 N. Tryon Street, 47th Floor, Charlotte, North Carolina 28202 at 10:00 a.m. local time on the second Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions to be performed on the Closing Date (other than conditions with respect to actions the Parties will take at the Closing) (the "Closing Date"), or at such other time or place as Seller and Buyer may mutually agree upon.

      10.2 DELIVERIES BY SELLER. At the Closing, Seller shall deliver the following, all duly executed, to Buyer:

            (a) an assignment by Seller to Buyer of the Membership Interests substantially in the form attached hereto as Exhibit D (the "Assignment");

            (b) such resolutions and authorizations by the Manager and the members of Seller as are necessary or required by Buyer in connection with the transactions to be

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      consummated hereunder and including a certificate dated as of the Closing
      Date duly executed by the Manager of Seller certifying as to incumbency, specimen signatures, and the resolutions authorizing this Agreement and the transactions to be consummated hereunder;

            (c) officer's certificates, reasonably satisfactory in form and substance to Buyer, executed by the appropriate member or manager of Seller, and certifying, as of the Closing Date, (i) that the Companies' representations herein are true and correct in all material respects, and
      (ii) that the Companies have performed their covenants hereunder in all material respects (unless waived by Buyer in writing);

            (d) wiring instructions duly executed by Seller directing Buyer as to the proper payment of the Adjusted Cash Purchase Price;

            (e) a compact disc (plus a printed copy of such information) containing all manual and automated routing and billing information, data and components thereof related to the Companies in a machine readable format; and

            (f) the Assumption Agreement.

      10.3 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver to Seller:
(a) the Adjusted Cash Purchase Price, by wire transfer or other form of immediately available funds; (b) officer's certificates, reasonably satisfactory in form and substance to Seller, executed by the appropriate officers of WCA and Buyer (including the appropriate officers of Buyer's general partner), (i) that Buyer's and WCA's representations herein are true and correct in all material respects, and (ii) that Buyer and WCA have performed their covenants hereunder in all material respects (unless waived by Seller in writing); (c) such resolutions and authorizations by the board of directors of each of WCA and the general partner of Buyer as are necessary or required by Seller in connection with the transactions to be consummated hereunder and including a certificate dated as of the Closing Date duly executed by the Secretary of each of those corporations certifying as to incumbency, specimen signatures, and the resolutions authorizing this Agreement and the transactions to be consummated hereunder; and (d) all other documents, instruments and writings reasonably requested by Seller to be delivered by Buyer, WCA or Buyer's general partner at or prior to the Closing.

      10.4 DELIVERIES BY THE COMPANIES. At or before the Closing, the Companies shall deliver a bill of sale or other conveyance documents (including the Deed) transferring and otherwise conveying title to the Excluded Assets to Seller or Seller's designee.

      10.5 TERMINATION EVENTS. This Agreement may, by written notice given to the non-terminating Parties prior to the Closing, be terminated:

            (a) by (i) Buyer, if any representation or warranty made by Seller is inaccurate (except for matters that would not result in a Material Adverse Change) or Seller has breached any covenant or agreement in this Agreement in any material respect or (ii) Seller, if any representation or warranty made by Buyer is inaccurate in any material respect or Buyer has breached any covenant or agreement in this Agreement in any material respect;

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            (b) by (i) Buyer, if any condition in Article 8 has not been satisfied or waived in writing by March 1, 2005 or if satisfaction of any such condition is or becomes impossible (in either case, for reasons other than the failure of Buyer to comply with its obligations under this Agreement) or (ii) Seller, if any condition in Article 9 has not been satisfied or waived in writing by March 1, 2005 or if satisfaction of any such condition is or becomes impossible (in either case, for reasons other than the failure of Seller to comply with its obligations under this Agreement); or

            (c) by mutual consent of Buyer and Seller.

If this Agreement is terminated pursuant to this Section 10.5, all further obligations of the parties under this Agreement will terminate; provided, however, that the obligations in Section 5.2(b) (confidentiality) and Article 12 (miscellaneous) will survive the termination. Nothing in this Section 10.5 will release any party from any liability for any breach of any representation, warranty, covenant or agreement in this Agreement. Regardless of the cause or manner of termination (except for the failure of the conditions set forth in the proviso in Section 2.6 to be satisfied or waived), WCA shall pay Seller the Break-up Fee, subject to the application of Section 2.7.

11.   CERTAIN DEFINITIONS

      "Actual Working Capital Adjustment" means the difference (which may be positive or negative) between the calculation set forth in Section 2.3(b) (which is subject to further adjustment under Section 2.3(c)) and the amount of the Working Capital Adjustment estimated and used at the Closing pursuant to Section 2.3(a).

      "Affiliate" means, with respect to an entity, any other entity directly or indirectly controlled by, controlling or under common control with that entity. For purposes of the preceding sentence, "control" of an entity means possession, directly or indirectly (through one or more intermediaries or other means), of the power to direct or cause the direction of management and policies of that entity through the ownership of voting securities (or any other interest or interests), contract or other means.

      "Business Day" means any day other than Saturday, Sunday or any other day on which national banking associations in the State of North Carolina generally are closed for commercial banking business.

      "C&D" means, as defined on the Closing Date in Section 130A-290(a)(4) of the North Carolina General Statutes, solid waste resulting from construction, remodeling, repair, or demolition operations on pavement, buildings, or other structures, but does not include inert debris, land clearing debris or yard debris.

      "Current Assets" has the meaning assigned to it under GAAP, except that the Accounts Receivable shall be reduced for collectability pursuant to the following formula: (i) all Accounts Receivable that are 60 days old or less as of the Closing Date shall be credited ***; (ii) all the Accounts Receivable that are between 61 and 90 days old as of the Closing Date shall be credited ***;
(iii) all the Accounts Receivable that are between 91 and 120 days old as of the Closing Date shall be credited ***; and (iv) any Accounts Receivable that are more than 120

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days old as of the Closing Date shall ***; provided, however, that no reduction shall be made with respect to any particular Accounts Receivable to the extent of the allowance for doubtful accounts recorded therefor.

      "Current Liabilities" has the meaning assigned to it under GAAP; provided, however, that Current Liabilities shall not include any current portions of Funded Debt.

      "Disposal" or "disposed" means the discharge, deposit, injection, dumping, spilling, leaking or placing of any Polluting Substance into or on any land or water so that such Polluting Substance or any constituent thereof may enter the environment or be emitted into the air or discharged into any waters, including ground waters.

      "EBITDA" means: (a) net income, determined in accordance with GAAP, plus
(b) to the extent deducted in determining net income, (i) interest expense, (ii) income tax expense, (iii) depreciation expense and (iv) amortization expense.

      "Environmental Claim(s)" means all claims, liabilities, notices, actions, causes of action (arising under common law, contract or statute), suits, judgments, demands, liens, governmental investigations or testing, demands to study or notification of status of being potentially responsible for clean-up of any facility or for being in violation or in potential violation of any requirement of Environmental Law, whether threatened, sought, brought or imposed relating to or which seeks to impose liability or to recover damages, losses, payments, penalties, costs, fines, penalties, disbursements or expenses (including fees disbursements and expenses of expert witnesses and costs of investigation, testing and preparation) regarding any Company, any of its Business Facilities, its assets or any operations conducted by any Company for:
(a) improper use or treatment of wetlands, pinelands or other protected land or wildlife; (b) pollution, contamination, protection, decontamination, remediation or clean-up of the air, surface water, groundwater, soil or protected lands; (c) exposure of persons or property to Polluting Substances and the effects thereof;
(d) the release, threatened release, generation, extraction, mining, presence, manufacture, processing, distribution in commerce, use, handling, discharge, recycling, management, transfer, transportation, treatment, storage, disposal or remediation of Polluting Substances; or (e) the implementation of spill prevention and/or disaster plans relating to Polluting Substances. The term "Environmental Claim" also includes any costs incurred in responding to efforts to require or in testing for the need for Remediation and any claim based upon any asserted or actual breach or violation of any requirements of Environmental Law. An "Environmental Claim" further includes a Proceeding to issue, modify, revoke or terminate an Environmental Permit.

      "Environmental Law(s)" means any and all currently applicable federal, state and local laws, ordinances, rules, regulations, and orders of courts or administrative agencies or authorities relating to pollution, contamination, protection or cleanup of the environment (including ambient air, surface water, ground water, land surface, wildlife, wetlands and subsurface strata), including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Solid Waste Disposal Act, as amended ("RCRA"); the Atomic Energy Act of 1954, as amended; the Toxic Substances Control Act, as amended; the Pollution Prevention Act of 1990, as amended; the Emergency Planning and Community Right to know Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; the Oil Pollution Act of 1990, as amended; the Safe Drinking Water Act, as amended; state environmental laws in all

                                                                      2290585.13
                                                                  LIB: CHARLOTTE
jurisdictions in which any Company's Business Facilities or other operations are located; all regulations promulgated under any of the foregoing from time to time; and any and all other laws, rules and regulations relating to (a) improper use or treatment of wetlands, pinelands or other protected land or wildlife; (b) pollution, contamination, preservation, decontamination, remediation or clean-up of the air, surface water, groundwater, soil or protected lands; (c) exposure of persons or property to Polluting Substances and the effects thereof; (d) the release, threatened release, generation, extraction, mining, presence, manufacture, processing, distribution in commerce, use, handling, discharge, recycling, management, transfer, transportation, treatment, storage, disposal or remediation of Polluting Substances; or (e) the implementation of spill prevention and/or disaster plans relating to Polluting Substances. Any specific references to a law shall include any amendments to it promulgated from time to time.

      "Funded Debt" means the debt owed by the Companies to Branch Banking & Trust Company and Caterpillar Financial Services Corporation as of the Closing Date, which debt shall be discharged at Closing.

      "GAAP" means generally accepted accounting principles.

      "Intellectual Property" means patents, trademarks, trade names, copyrights, and trade secrets, processes, designs, inventions, methods, formulas, and other know-how and technology that is not generally known within the industry and lends a competitive advantage.

      "Knowledge" of Seller means the actual knowledge of F. Norbert Hector, Jr., Paul M. Givens, David Griffin, Jr., Dan Moore or Chris Roof; provided, that with respect to Chris Roof, Chris Roof does not become an employee or consultant of any Company, Buyer or WCA or any of their Affiliates.

      "LCID" means, as defined on the Closing Date by the Solid Waste Section of the DENR, land clearing waste, concrete, brick, concrete block, uncontaminated soil, gravel and rock, untreated and unpainted wood, and yard trash.

      "Loss" means, with respect to a Party to be indemnified under Article 7 of this Agreement (an "Indemnitee"), any loss, damage, injury, liability, claim, demand, Proceeding, settlement, judgment, fine, penalty, tax, fee, charge, cost or expense (including costs of attempting to avoid or in opposing the imposition thereof, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors), as well as with respect to compliance with the requirements of Environmental Law or Environmental Claims suffered or borne by that Indemnitee, but shall not include punitive, exemplary, loss of profits, diminution of value, special, indirect, incidental or consequential damages of the Indemnitee (but will include such damages for which the Indemnitee may be liable to a third party in connection with a Third Party Claim brought against that Indemnitee).

      "Material Adverse Change" means any material adverse change in the business, operations or financial condition of the Companies, taken as a whole, except for any changes or effects resulting from (a) changes in general economic, financial, regulatory, weather or political conditions or changes that affect generally companies in the same or similar industries as the

                                                                      2290585.13
                                                                  LIB: CHARLOTTE

Companies or (b) the announcement or proposed consummation of the transactions contemplated in this Agreement.

      "MSW" means, as defined on the Closing Date in Section 130A-290(a)(18a), any solid waste resulting from the operation of residential, commercial, industrial, governmental, or institutional establishments that would normally be collected, processed, and disposed of through a public or private solid waste management service and does not include hazardous waste, sludge, industrial waste managed in a solid waste management facility owned and operated by the generator of the industrial waste for management of that waste, or solid waste from mining or agricultural operations.

      "Permitted Exceptions" (a) any mechanic's, materialmen's or similar statutory lien incurred in the ordinary course of business for monies not yet due, (b) any lien for Taxes not yet due, (c) any easement, covenant, zoning or other restriction on any company's Real Property that, together with all other Permitted Exceptions, does not prohibit or impair the current use, occupancy, value, or marketability of title of the property subject thereto, (d) all applicable ordinances and other governmental classifications, (e) any matters identified in any survey or title insurance commitment or policy, and (f) liens relating to Funded Debt to be paid off at Closing.

      "Polluting Substances" means (a) any material, waste or substance designated, classified, regulated or included within the statutory and/or regulatory definitions of "hazardous substances," "radioactive material," "hazardous waste," "extremely hazardous substance," "hazardous chemical," "regulated substance," "contaminant," "pollutant," "hazardous material," or "toxic substance" under any Environmental Law; (b) any material, waste or substance which is or contains hydrocarbons, petroleum, oil or a fraction thereof; (c) radioactive material (including regulated naturally occurring radioactive materials); (d) solid waste, as defined under RCRA, that poses an imminent and substantial endangerment to health or the environment; (e) such other substances, materials, or wastes that become classified or regulated as hazardous or toxic under any federal, state or local law or regulation from time to time; and (f) methane. To the extent that the laws or regulations of any applicable state or local jurisdiction establish a meaning for any term defined herein through reference to federal Environmental Laws which is broader than the meaning under such federal Environmental Laws, such broader meaning shall apply.

      "Proceeding" means any action, suit or other judicial, administrative, arbitral, investigatory or other proceeding, whether commenced, conducted, heard or pending.

      "Reclamation Fuel Rod" is defined in Schedule 3.29.

      "Remediation" means any action necessary to bring about compliance with the requirements of Environmental Law including (a) services of professionals necessary for negotiation of assessment and remedial obligations with governmental agencies and authorities; (b) the removal and disposal, in situ remediation, or containment (if containment is practical under the circumstances and is permissible within requirements of Environmental Law), investigation, or monitoring of any and all Polluting Substances at or on any Business Facility of any Company; (c) any action necessary to meet the requirements of an Environmental Permit or

                                                                      2290585.13
                                                                  LIB: CHARLOTTE

(d) any other action reasonably required to satisfy requirements of Environmental Law imposed upon any Company, any of its Business Facilities and/or any operation thereon.

      "Seller Assumed Liabilities" is defined in Section 3.8.

12.   GENERAL

      12.1 COSTS. The parties shall pay their respective expenses (including the fees, disbursements and expenses of their attorneys and accountants) in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that Buyer shall pay any filing fees, transfer taxes, sales taxes, or other charges levied by any government entity on account of the sale of the Membership Interests.

      12.2 ENTIRE AGREEMENT. This Agreement, together with all exhibits and schedules hereto, each of which are hereby incorporated by this reference and made a part hereof, embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings relating to the subject matter hereof.

      12.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same instrument representing this Agreement between the parties hereto, and it shall not be necessary for the proof of this Agreement that any party produce or account for more than one such counterpart. Facsimile signatures shall be given the same force and effect as original signatures and shall be treated for all purposes and intents as original signatures.

      12.4 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) on the day of service if served personally on the Party to whom notice is to be given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, (iii) on the day delivery is made by a courier service to the address provided below of the Party to whom notice is to be given, or (iv) on the fifth day after mailing, if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed, to the Party as follows:

           If to Seller: MRR Southern, LLC
                         421 Raleigh View Road
                         Raleigh, NC 27610
                         Attn: F. Norbert Hector, Jr., Manager
                         Telecopy: 919-835-3622

           Copy to:      Cresset Capital Partners
                         1341 E. Morehead Street, Suite 202
                         Charlotte, NC 28202
                         Attn: Paul M. Givens, Manager
                         Telecopy: 704-377-8448

                                                                      2290585.13
                                                                  LIB: CHARLOTTE

           If to Buyer: WCA of North Carolina, L.P.
                        One Riverway, Suite 1400
                        Houston, Texas 77056
                        Attention: Jerome M. Kruszka, President
                        Telecopy: 713-292-2455

           Copy to:     WCA Waste Corporation
                        One Riverway, Suite 1400
                        Houston, Texas 77056
                        Attention: J. Edward Menger,
                        Vice President and General Counsel
                        Telecopy: 713-292-2455

      Any Party may change its address for the purpose of this Section 12.4 by giving the other Party written notice of its new address in the manner set forth above.

      12.5 MODIFICATION OR WAIVER. This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, but only by a written instrument executed by Buyer and Seller (except for Article 6, which also requires the written consent of any Principal which is to be bound by such amendment or modification). No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any condition or any breach of any other term, covenant, representation or warranty in this Agreement.

      12.6 BINDING EFFECT AND ASSIGNMENT. Except as otherwise provided in this Agreement, no Party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other Party hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, however, that Buyer may assign any or all of its rights hereunder, whether before or after the Closing Date, to one or more of its subsidiaries or affiliates; provided further, that no such assignment shall reduce or otherwise vitiate any of the obligations of Buyer or WCA hereunder. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

      12.7 GOVERNING LAW; VENUE.

            (a) THIS AGREEMENT, AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT (INCLUDING PROVISIONS CONCERNING LIMITATIONS OF ACTION), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA (EXCLUSIVE OF THE CONFLICT OF LAW PROVISIONS THEREOF) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

            (b) IF ANY DISPUTE ARISES OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE TERMINATION THEREOF, OR THE RELATIONSHIP CREATED BY OR DESCRIBED IN THIS AGREEMENT, THE PARTIES AGREE TO

                                                                      2290585.13
                                                                  LIB: CHARLOTTE

      BRING SUIT UPON ALL SUCH MATTERS THEN IN DISPUTE ONLY IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF NORTH CAROLINA, OR, IF SAID COURT LACKS JURISDICTION, IN THE DISTRICT COURTS IN AND FOR MECKLENBURG COUNTY, NORTH CAROLINA.

            (c) THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

            (d) THE PARTIES HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SELLER AT ITS ADDRESS SET FORTH IN SECTION 12.4 HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

      12.8 SECTION HEADINGS. The section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

      12.9 SEVERABILITY. If for any reason whatsoever, any one or more of the provisions hereof shall be held or deemed to be illegal, inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision illegal, inoperative, unenforceable or invalid in any other case or of rendering any of the other provisions hereof illegal, inoperative, unenforceable or invalid. Furthermore, in lieu of each such illegal, invalid, unenforceable or inoperative provision, there shall be added automatically, as part of this Agreement, a provision similar in terms of such illegal, invalid, unenforceable or inoperative provision as may be possible and as shall be legal, valid, enforceable and operative.

      12.10 DRAFTING. The parties acknowledge and confirm that they and/or their respective attorneys have participated jointly in the review and revision of this Agreement and that it has not been written solely by any one party or counsel for any one party. The parties therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to be or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against another. Whenever used herein, "or" shall include both the conjunctive and disjunctive, "any" shall mean "one or more," and "including" shall mean "including without limitation."

      12.11 REFERENCES. Unless otherwise indicated, "Articles" and "Sections," mean and refer to the numbered or lettered Articles and Sections of this Agreement. The use of the words "hereof," "herein," "hereunder," "herewith," "hereto," "hereby," and words of similar import shall refer to this entire Agreement, and not to any particular article, section, subsection, clause, or paragraph of this Agreement, unless the context clearly indicates otherwise. All headings in this Agreement are for convenience of reference only and are not intended to define or limit the scope or intent of this Agreement. All exhibits, schedules, instruments and other documents referred to herein, and as the same may be amended from time to time, are by this reference made a part hereof as though fully set forth herein.

                                                                      2290585.13
                                                                  LIB: CHARLOTTE

      12.12 CALENDAR DAYS, WEEKS, MONTHS AND QUARTERS. Unless otherwise specified herein, any reference to "day," "week," "month" or "quarter" herein shall mean a calendar day, week, month or quarter.

      12.13 GENDER; PLURAL AND SINGULAR. Unless the context clearly indicates otherwise, the singular shall include the plural and vice versa. Whenever the masculine, feminine or neuter gender is used inappropriately in this Agreement, this Agreement shall be read as if the appropriate gender had been used.

      12.14 CUMULATIVE RIGHTS. All rights and remedies specified herein are cumulative and are in addition to, not in limitation of, any rights or remedies the parties may have by statute, at law, in equity, or otherwise, and all such rights and remedies may be exercised singularly or concurrently.

      12.15 NO IMPLIED COVENANTS. Each Party, against the other, waives and relinquishes any right to assert, either as a claim or as a defense, that any other Party is bound to perform or liable for the nonperformance of any implied covenant or implied duty or implied obligation.

      12.16 INDIRECT ACTION. Where any provision hereof refers to action to be taken by any person or party, or which such person or party is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such person or party.

      12.17 ATTORNEYS' FEES. The prevailing party in any dispute between the parties arising out of the interpretation, application or enforcement of any provision hereof shall be entitled to recover all of its reasonable attorneys' fees and costs whether suit be filed or not, including costs and attorneys' fees related to or arising out of any trial or appellate proceedings.

      12.18 TIME OF THE ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

                            [SIGNATURE PAGES FOLLOW]

                                                                      2290585.13
                                                                  LIB: CHARLOTTE

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above stated.

                                   BUYER:

                                   WCA OF NORTH CAROLINA, L.P., a Delaware
                                   limited partnership

                                   By:  WCA NC General, Inc., a Delaware
                                        corporation, as its general partner


                                        By:   /s/ Jerome M. Kruszka
                                           -------------------------------------
                                           Name:  Jerome M. Kruszka
                                                --------------------------------
                                           Title: President
                                                 -------------------------------


                                   SELLER:

                                   MRR SOUTHERN, LLC, a North Carolina
                                   limited liability company


                                   By:   /s/ F. Norbert Hector, Jr.
                                      ------------------------------------------
                                      Name:  F. Norbert Hector, Jr.
                                           -------------------------------------
                                      Title: Manager
                                            ------------------------------------


                                   COMPANIES:

                                   MRR OF HIGH POINT, LLC, a North Carolina limited liability company


                                   By: /s/ F. Norbert Hector, Jr. - Manager
                                      ------------------------------------------
                                      F. Norbert Hector, Jr., Manager


                                   MRR WAKE TRANSFER STATION, LLC, a
                                   North Carolina limited liability company

                                   By: MRR Southern, LLC, Manager


                                       By: /s/ F. Norbert Hector, Jr. - Manager
                                          --------------------------------------
                                          F. Norbert Hector, Jr., Manager

                                   MATERIAL RECOVERY, LLC, a North Carolina limited liability company


                                   By: /s/ F. Norbert Hector, Jr. - Manager
                                      ------------------------------------------
                                      F. Norbert Hector, Jr., Manager


                                   MATERIAL RECLAMATION, LLC, a North Carolina limited liability company


                                   By: /s/ F. Norbert Hector, Jr. - Manager
                                      ------------------------------------------
                                      F. Norbert Hector, Jr., Manager



                                   EACH OF THE FOLLOWING PARTIES JOIN IN THE
                                   EXECUTION OF THIS AGREEMENT ONLY TO THE
                                   LIMITED EXTENT THAT IT EXPRESSLY PERTAINS TO
                                   THEM, WHICH IN THE CASE OF WCA INCLUDES ONLY
                                   ARTICLES 4, 7 AND 12 AND SECTIONS 2.3(c),
                                   2.6, 5.1, 5.2(b), 5.5, 9.1, 10.3 AND 10.5;
                                   AND, IN THE CASE OF THE PRINCIPALS, INCLUDES
                                   ONLY ARTICLES 6, 7 AND 12.


                                   WCA WASTE CORPORATION, a Delaware corporation


                                   By:   /s/ Jerome M. Kruszka
                                      ------------------------------------------
                                      Name:      Jerome M. Kruszka
                                           -------------------------------------
                                      Title:     President
                                            ------------------------------------

                                      PRINCIPALS:


                                      /s/ F. Norbert Hector, Jr.
                                      ------------------------------------------
                                      F. Norbert Hector, Jr., Individually


                                      /s/ Paul M. Givens
                                      ------------------------------------------
                                      Paul M. Givens, Individually


                                      /s/ D. H. Griffin
                                      ------------------------------------------
                                      D. H. Griffin, Individually


                                      /s/ Edward I. Weisiger, Jr.
                                      ------------------------------------------
                                      Edward I. Weisiger, Jr., Individually


                                      /s/ David H. Griffin, Jr.
                                      ------------------------------------------
                                      David Griffin, Jr., Individually

EXHIBITS

A        Form of Worksheet
B        Form of Deed
C        Form of Assumption Agreement
D        Form of Assignment


SCHEDULES

2.2(a)        Earnout Holdback
2.5           Allocation
3.1(a)        Due Organization
3.2           Authorization, Validity and Effect of Agreements
3.7(a)        Financial Statements
3.7(b)        Interim Financial Statements
3.8(a)        Retained Liabilities
3.8(b)        Seller Assumed Liabilities
3.10          Accounts and Notes Receivable
3.11          Permits and Intangibles
3.12          Personal Property, Options and Leases
3.13(a)       Written Contracts
3.13(b)       No Materially Adverse Effects
3.13(c)       Oral Agreements
3.14(a)       Company's Real Property
3.14(d)       Leased Property
3.15          Insurance
3.16          Employment Matters
3.20          Taxes
3.22          Government Contracts
3.23          Absence of Changes
3.24          Deposit Accounts
3.25          Proprietary Rights
3.28          Related Party Transactions
3.29          Environmental Matters
3.31          Litigation


                                                                      2290585.13
                                                                  LIB: CHARLOTTE

                                    EXHIBIT A

                                FORM OF WORKSHEET

  [ILLUSTRATIVE SPREADSHEET SHOWING CURRENT ASSETS AND CURRENT LIABILITIES AS
                         OF DECEMBER 31, 2004 FOLLOWS]

                                                                      2290585.13
                                                                  LIB: CHARLOTTE

SECTION 2.3 - WORKING CAPITAL ADJUSTMENT

Material Reclamation, LLC
Material Recovery, LLC
MRR Wake Transfer Station, LLC
MRR of High Point, LLC

December 31, 2004

                                         MATERIAL     MATERIAL    MRR WAKE     MRR OF                 ELIMINATIONS   COMBINED
                                       RECLAMATION    RECOVERY    TRANSFER   HIGH POINT    TOTALS     (SEE NOTE B)    TOTALS
                                       -----------    --------    --------   ----------   --------    ------------   --------
Current assets:
   Cash on hand and in banks           $       ***    $    ***    $    ***   $      ***   $    ***    $       ***    $    ***
   Accounts receivable                         ***         ***         ***          ***        ***            ***         ***
   Other receivables                           ***         ***         ***          ***        ***            ***         ***
   Prepaid assets                              ***         ***         ***          ***        ***            ***         ***
                                       -----------    --------    --------   ----------   --------    -----------    --------

      Total current assets                     ***         ***         ***          ***        ***            ***         ***

Less A/R adjustment per attached
   schedule 2.3(a)                                                                             ***                        ***

      Current assets as adjusted                                                               ***                        ***
                                                                                          --------                   --------

Current liabilities (See Note A):

   Accounts payable                    $       ***    $    ***    $    ***   $      ***   $    ***    $       ***    $    ***
   Accrued expenses                            ***         ***         ***          ***        ***            ***         ***
                                       -----------    --------    --------   ----------   --------    -----------    --------

      Total current liabilities                ***         ***         ***          ***        ***            ***         ***

      Adjusted Working Capital                                                            $904,265    $   (33,469)   $870,796
                                                                                          ========    ===========    ========

A. Excluding liabilities which will be paid at closing or retained by seller, including the current portion of notes payable.

B. Eliminations for inter-company receivables/payables and prepaid insurance amounts that won't transfer to buyer.

Buyer has been provided supporting information on January 14, 2005. The information provided is illustrative of the supported information to be provided for the Actual Working Capital Adjustment.

                                    EXHIBIT B

                                  FORM OF DEED

                [SPECIAL WARRANTY DEED AND RESTRICTIONS FOLLOWS]

                                                                      2290585.13
                                                                  LIB: CHARLOTTE

Prepared by: Kilpatrick Stockton LLP (CPC)
Return to:   Kilpatrick Stockton LLP (Box 123)
Tax ID No.   __________________________
Excise Tax   $_____________

STATE OF NORTH CAROLINA

                                                         SPECIAL WARRANTY DEED
COUNTY OF GUILFORD

            THIS SPECIAL WARRANTY DEED (this "Deed"), made and entered into this ______ day of January, 2005, by and between MRR OF HIGH POINT, LLC, a North Carolina limited liability company (hereinafter called "Grantor"), and MRR HIGH POINT REAL ESTATE, LLC, a North Carolina limited liability company (hereinafter called "Grantee"), whose mailing address is: __________________________________.

            The designation Grantor and Grantee as used herein shall include said parties, their heirs, successors, and assigns, and shall include singular, plural, masculine, feminine or neuter as required by context.

            WITNESSETH, that the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee in fee simple, that certain lot or parcel of land situated in Jamestown Township, Guilford County, North Carolina and more particularly described as follows:

            See Exhibit "A" attached hereto and incorporated herein by reference.

            TO HAVE AND TO HOLD the aforesaid lot or parcel of land and all privileges and appurtenances thereto belonging to the Grantee in fee simple.

                                                                      2295487.03
                                                                  LIB: CHARLOTTE

            And the Grantor covenants with the Grantee, that Grantor has done nothing to impair such title as Grantor received, and Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, other than the following exceptions:

      Ad valorem taxes for the year 2004, which are to be prorated through the date of closing; easements, restrictions and reservations of record, if any, and those restrictive covenants more particularly described on Exhibit "B" attached hereto and incorporated herein by reference; the lien of that certain Deed of Trust from Grantor to L. James Blackwood II, Trustee, in favor of Cora A. Robbins, recorded in Book 5286 at Page 1615 of the Guilford County Register of Deeds, dated August 6, 2001 securing a note in the original principal amount of $75,000 and encumbering a portion of the property described thereon, which Grantee assumes by its acceptance of this Deed; and that certain Lease between Grantor and Cora A. Robbins, dated the 7th day of August, 2001 relative to a portion of the property conveyed herewith which Grantee assumes and accepts by its acceptance of this Deed.

            IN WITNESS WHEREOF, the Grantor has duly executed the foregoing instrument as of the day and year first above written.

                                 MRR OF HIGH POINT, LLC,               (SEAL)
                                 a North Carolina limited liability company

                                 By: __________________________________
                                 Title ________________________________

STATE OF NORTH CAROLINA - COUNTY OF ______________________

I, ___________________________, a Notary Public of the County and state aforesaid, certify that _______________ _____________________________________, personally appeared before me this day and acknowledged the execution of the foregoing instrument. Witness my hand and official stamp or seal, this _____ day of __________________________, 20____.

                                 _________________________________ Notary Public

                                 My Commission expires: ______________________

                                                                      2295487.03
                                                                  LIB: CHARLOTTE

TRACT 1:

ALL of that property generally known as Guilford County Tax Map #: ACL 94-7043; 941;23 and a portion of ACL 94-7041; 940; 16, more particularly described as follows:

      BEGINNING at a new iron pin at the intersection of the southwestern right-of-way line of Kivett Drive and the western right-of-way line of Riverdale Road, said beginning point being South 56 degrees 23' 30" West
      34.18 feet from a mag nail at the intersection of the centerline of rights-of-way of Riverdale Road and Kivett Drive; thence from said beginning point along the western right-of-way line of Riverdale Road South 6 degrees 19' 27" East 549.76 feet to an existing iron pin, at the northeastern corner of that property now or formerly owned by Michael Carroll Auman as described in Deed recorded in Deed Book 3504, Page 134, Guilford County Public Registry; thence leaving the western right-of-way line of Riverdale Road and along the northern boundary line of the property now or formerly owned by Auman as described in the aforesaid Deed North 81 degrees 30' 52" West 249.84 feet to an existing iron pin; thence South 6 degrees 4' 40" East 91.54 feet to an existing iron pin, the southwestern corner of the aforesaid property now or formerly owned by Auman and further being on the northern boundary of that property now or formerly owned by Roger Dale Queen and wife as described in Deed recorded in Deed Book 4576, Page 354, Guilford County Public Registry; thence running along the northern boundary of the property now or formerly owned by Queen as described in the aforesaid Deed North 79 degrees 12' 16" West
      564.06 feet to an existing iron pin; thence along the eastern boundary of the property now or formerly owned by Ina H. Kersey and W. C. Kersey as described in Deed recorded in Deed Book 3014, Page 653, Guilford County Public Registry, North 53 degrees 49' 0" East 521.81 to an existing iron pin; thence North 59 degrees 43' 53" 234.00 feet to an existing iron pin; thence North 43 degrees 45' 39" East 324.95 feet to a new iron pin in the southwestern right-of-way line of Kivett Drive; thence with the southwestern right-of-way line of Kivett Drive, South 62 degrees 14' 13" East 375.61 feet to the point and place of beginning, containing approximately 8.27 acres more or less and being in accordance with survey prepared by Mark Terry & Assoc., Inc., P.C., dated July 17, 2001.

      The above described Tract 1 is further all that property heretofore conveyed to Grantor by Deed recorded in Book 5286, Page 1612, Guilford County Public Registry and Grantor by this Deed intends to convey all of Grantor's interest in the property described in the aforesaid Deed.

                                                                      2295487.03
                                                                  LIB: CHARLOTTE

TRACT 2:

ALL that property generally known as 5854 Riverdale Drive, Jamestown, North Carolina, Guilford County Tax Map No. 94-7043;941; 7, lying and being in Jamestown Township Guilford County, North Carolina more particularly described as follows:

      BEGINNING at an existing iron pin; said existing iron pin being located in the southern right-of-way margin of Riverdale Drive and also being the northwestern most corner of that property owned (now or formerly) by Richard Odell Hutchins (See Deed recorded in Book 3125, Page 163, Guilford County Registry); running thence from said Beginning Point and along the western boundary line of that property owned by Hutchins South 09 degrees 56' 49" West 165.19 feet to an existing iron pin; running thence from said existing iron pin and along the northern boundary of Hutchins property North 79 degrees 55' 02" West 100.12 feet to an existing iron pin; running thence from said existing iron pin North 09 degrees 58' 20" East 234.52 feet to an existing iron pin in the southern margin of the right-of-way of Riverdale Drive; running thence from said existing iron pin and along the southern margin of the right-of-way of Riverdale Drive South 45 degrees 13' 44" East 121.84 feet to the Point and Place of Beginning, according to a map entitled "Survey for Gregory A. Steele and wife, Lisa Steele" dated July 17, 1996 as drawn by Morgan Surveying & Design.

      The above described Tract 2 is further all that property heretofore conveyed to Grantor by Deed recorded in Book 5758, Page 1843, Guilford County Public Registry and Grantor by this Deed intends to convey all of Grantor's interest in the property described in the aforesaid Deed.

                                                                      2295487.03
                                                                  LIB: CHARLOTTE

TRACT 3:

ALL that property generally known as 4016 Kivett Drive (also known as 6306 through 6322 Dan Lee Road), Jamestown, North Carolina, Guilford County Tax Map No. 94-70411 940; 8, lying and being in Jamestown Township Guilford County, North Carolina more particularly described as follows:

      BEGINNING at a point, said point being the common intersecting point of the southern right-of-way line of Kivett Drive and the eastern right-of-way line of Danlee Street, said point also being Walter B. Robbins' northwest property corner; thence with Robbins' western line along the western right-of-way line of Danlee Street South 35 degrees 58' 32" West 330.24 feet to a point, Robbins corner; thence leaving Danlee Street, following a line with Robbins, South 67 degrees 31' 00" East
      234.00 feet to a point, said point being a corner with Robbins; thence following a line with Robbins' property line South 46 degrees 01' 03" West
      521.84 feet to a point in the line of Billy S. Ingram; thence following the northern line of Ingram North 87 degrees 11" 57" West 474.46 feet to a point, said point being Ingram's northwest corner and the northeast corner of H.P. Mortgage & Investment Company, said point also being the southeast corner of another tract with Billy S. Ingram; thence following Ingram's eastern line, North 02 degrees 55' 56" East 30.00 feet to a new corner, said point being the southwest corner of Lot A, Daniel L. Kersey Plat as duly recorded in the Guilford County Register of Deeds, Book 59, Page 141; thence following the south line of Lot A of aforesaid subdivision, South 87 degrees 04' 04" East 14.99 to a point, another corner of said Lot A; thence following the east line of said Lot A, North 36 degrees 00' 04" East 808.52 feet to a point; thence North 20 degrees 36' 14" East 120.88 feet to a point, said point being the southern right-of-way line of Kivett Drive; thence following the southern right-of-way line of Kivett Drive, South 72 degrees 55' 56" East 50.00 feet to a point; thence continuing along the southern right-of-way line of Kivett Drive South 71 degrees 37' 41" East 100.00 feet to a point; thence South 70 degrees 07' 10" East 6.81 feet to a point, said point being the northwest property corner of Joseph
      M. Kersey; thence along the western line of Joseph M. Kersey South 40 degrees 41' 34" West 164.54 feet to a point, the southwestern corner of the Joseph M. Kersey Property; thence along the southern line of Joseph M. Kersey South 54 degrees 19' 40" East 125.94 feet to a point on the western right-of- way line of Danlee Street; thence following Joseph M. Kersey's eastern line along the western right-of-way line of Danlee Street North 35 degrees 58' 32" East 195.76 feet to a point in the southern right-of-way line of Kivett Drive; thence following the southern right-of-way line of Kivett Drive, South 70 degrees 07' 10" East 35.89 feet to the point and place of BEGINNING.

      The above described Tract 3 is further all that property heretofore conveyed to Grantor by Deed recorded in Book 5758, Page 1847, Guilford County Public Registry and Grantor by this Deed intends to convey all of Grantor's interest in the property described in the aforesaid Deed.

                                                                      2295487.03
                                                                  LIB: CHARLOTTE

                                    EXHIBIT B

                              RESTRICTIVE COVENANTS

      Grantor hereby creates and imposes on the Property and the conveyance more particularly described in the Deed is made and accepted expressly subject to the following restrictions, covenants and conditions:

      1. Definitions. For purposes hereof, the following terms shall have the following meanings:

            "Existing Permit" shall mean any solid waste permit or permits currently issued to Grantor by the North Carolina Department of Environmental and Natural Resources or other agency of the State of North Carolina which permits or authorizes the use of the Benefited Tract for the construction and operation of a landfill and related uses.

            "Applicable Laws" shall mean all rules, regulations, statutes, laws and ordinances which currently authorize, govern or otherwise affect the use and operation of the Benefited Property as a landfill and related uses including, without limitation, all applicable rules and regulations issued by the North Carolina Department of Environment and Natural Resources.

      2. Development/Use Restriction. Grantee hereby agrees that for a term lasting from the date of this Deed to the sooner to occur of (a) ninety-nine
(99) years thereafter or (b) the cessation for a period of twelve (12) consecutive months of the operation of a landfill on the tract of land more particularly described on Schedule "1" attached hereto and incorporated herein by reference (the "Benefited Tract") (provided, however, any cessation of operation for purposes of restoration of the Benefited Tract as a result of a casualty or condemnation affecting the Benefited Tract or the improvements thereon shall not constitute a cessation of operation for purposes of this Exhibit "B", provided that in the event of a permitted cessation, Grantor resumes landfill operations on the Property as soon as is reasonable) (the "Term"), the Property shall be subject to the following restrictions: (i) no part of the Property shall be used during such Term nor shall any part of the Property be developed or otherwise improved (or the improvements located on the Property as of the date of this Deed altered or otherwise improved) for use as a school or park or other recreational area, (ii) no part of the Property which, in relation to the Benefited Property, would be considered a "buffer" or "no-build" zone (or term of similar import) under the Existing Permit or under Applicable Laws shall be used during such Term nor shall any part of the Property lying within any part of said "buffer," "no-build" or similar zone be developed or otherwise improved (or the improvements located on any such portion of the Property as of the date of this Deed altered or otherwise improved) for residential purposes (single family or otherwise) other than existing residences or for the installation or operation of water wells other than to serve existing residences, and (iii) Grantee shall comply with any development and/or use restrictions set forth in the Existing Permit and Applicable Laws with respect to the operation of the Property necessary to enable Grantor to use the Benefited Property for the operation of a landfill and uses reasonably related thereto.

                                                                      2295487.03
                                                                  LIB: CHARLOTTE

      IN CONNECTION WITH THE FOREGOING, GRANTEE, ON BEHALF OF ITSELF, ITS SUCCESSORS AND/OR ASSIGNS (INCLUDING, WITHOUT LIMITATION, ANY FUTURE OWNERS OF THE PROPERTY OR ANY PORTION THEREOF) (I) WAIVES ANY AND ALL RIGHTS TO OBJECT OR OTHERWISE CHALLENGE THE USE OF THE BENEFITED PROPERTY FOR THE OPERATION OF A LANDFILL OR ANY OTHER USE REASONABLY RELATED THERETO AND (II) AGREES NOT TO FILE, JOIN IN, PURSUE OR OTHERWISE PARTICIPATE IN ANY PROCEEDINGS THAT WOULD PREVENT, HINDER OR PROHIBIT THE USE OF THE PROPERTY AS A LANDFILL OR ANY OTHER USE REASONABLY RELATED THERETO. GRANTEE ACKNOWLEDGES THAT ITS AGREEMENT TO THE FOREGOING WAIVER AND AGREEMENT CONTAINED IN THIS PARAGRAPH IS A MATERIAL PORTION OF THE CONSIDERATION TO GRANTOR TO EXECUTE AND DELIVER THIS DEED AND THAT BUT FOR SUCH WAIVER AND AGREEMENT, THIS DEED WOULD NOT HAVE BEEN EXECUTED BY GRANTOR.

      Grantor hereby acknowledges that various water wells and residences are located on the Property as of the date of this Deed and that the continued use of said existing water wells and use and occupancy of said existing residences is permitted subject to the terms of clauses (i) - (iii) above and the remaining terms and provisions of this Exhibit "B".

      3. Termination/Demolition Obligation. At any time and from time to time after the date of this Deed, and so long as (a) the provisions of Section 1 of this Exhibit "B" remain in effect, (b) Grantor is in the process of the expansion of the landfill as allowed by the Existing Permit and (c) the terms of the Existing Permit so require. Grantor shall have the right, upon delivery of not less than sixty (60) days prior written notice to Grantee (the "Demolition Notice"), to cause Grantee to (i) terminate the then existing lease, license and/or occupancy agreement (collectively, the "Leases") in one or more of the residences located on the Property and having the following addresses (as of the date of this Deed): 6317 Danlee Road, 6318 Danlee Road, 6319 Danlee Road, 6320 Danlee Road or 6322 Danlee Road (collectively, the "Residences"), (ii) demolish one or more of said Residences described in the Demolition Notice and (iii) remove or cap any water wells located on the Property and identified in said Demolition Notice. Grantee shall terminate the Leases and perform the work more particularly described in the Demolition Notice within the time period set forth in said Demolition Notice, which time period shall not be less than sixty (60) days from the date of the Demolition Notice.

      4. Collateral Assignment of Leases.

            (a) As security for the performance of the Secured Obligations (defined below) ,Grantee hereby grants, transfers and assigns to Grantor and Grantor's successors and assigns all of Grantee's right, title, and interest in and to the leases, licenses and occupancy agreements now existing or hereafter made and affecting the Residences, including, without limitation, the Leases, as the same may have been or may from time to time be modified, extended, and renewed (collectively, the "Agreements"). The aforementioned collateral assignment of the Agreements is made to secure Grantee's obligation to terminate one or more Leases following receipt of the Demolition Notice from Grantor in accordance with
      Section 2 of this Exhibit "B" (the "Secured Obligations").

                                                                      2295487.03
                                                                  LIB: CHARLOTTE

            (b) Grantor shall not be obligated to perform or discharge, nor does Grantor hereby undertake to perform or discharge, any obligation, duty or liability of Grantee under the Agreements, or under or by reason of the collateral assignment thereof, and Grantee shall and does hereby agree to indemnify and hold Grantor harmless of and from any and all liability, loss or damage, including reasonable costs, expenses and professional fees, which Grantor may or might incur under the Agreements subsequent to the date hereof and prior to exercise by Grantor of any right granted to Grantor hereunder and/or under or by reason of the execution and delivery to Grantor this date of this Deed and of and from any and all claims and demands whatever which may be asserted against Grantor by reason of any alleged obligation claimed to have been undertaken on Grantor's part to perform or discharge any of the terms, covenants or agreements contained in the Agreements solely by reason of the execution by Grantee of this Deed.

            (c) Until the Secured Obligations are fully performed, Grantee covenants and agrees to transfer and assign to Grantor any and all subsequent Agreements affecting the Residences, upon the same or substantially the same terms and conditions as are herein contained, and to make, execute and deliver to the Grantor upon demand any and all instruments that may be necessary therefor.

            (d) Upon the fulfillment of the Secured Obligations, any collateral assignment of the Agreements shall be and become void and of no further force and effect.

      5. Rights Upon Event of Default.

            (a) In the event Grantee (i) defaults in the payment of any amount which Grantee is obligated to pay hereunder or (ii) defaults in the performance of any of the covenants or obligations required to be observed or performed by Grantee pursuant to the terms of this Exhibit "B" and such default has not been cured within thirty (30) days after written notice to Grantee describing such default (in either event, an "Event of Default"), Grantor shall have the right, but not the obligation to do any or all of the following:

            (A) to cure such Event of Default on behalf of the Grantee and in that connection, Grantor shall have the right to enter upon the Property of Grantee to perform any necessary work or furnish any necessary materials or services to cure the Event of Default of Grantee as Grantor shall deem necessary or appropriate, and Grantee shall reimburse Grantor for all reasonable costs incurred by Grantor in effectuating such cure within fifteen (15) days following receipt by Grantee of written invoices evidencing such costs;

            (B) to prosecute any proceedings at law or in equity (including, without limitation, actions for injunctive relief, Grantee hereby acknowledging that any Event of Default hereunder would lead to irreparable harm to Grantor) against Grantee and to recover damages for any such Event of Default; and/or

            (C) in the event of an Event of Default in the performance of the Secured Obligations, terminate the Agreements on behalf of Grantee and do any and all

                                                                      2295487.03
                                                                  LIB: CHARLOTTE
            other acts which Grantor may then deem proper to succeed to the fullest extent possible in and to all rights, title and interest of Grantee under the Agreements and any and all renewals, modifications or extensions thereof and/or exercise any other rights or pursue any other remedies available at law.

            (b) Any amounts which are not paid or reimbursed timely pursuant to this Exhibit "B" shall bear interest at the lesser of (i) eighteen percent (18%) per annum, or (ii) the maximum non-usurious rate of interest allowed by applicable law.

      6. Covenants Running with the Land. The restrictions, benefits, obligations, terms and provisions hereunder shall be and are hereby deemed to be covenants running with the Property, and shall be binding upon and enforceable against all legal and beneficial owners of the Property or any portion thereof, their heirs, successors or assigns for the Term; provided, however, in no event for a period in excess of ninety-nine (99) years from the date hereof. Upon the transfer of all or a portion of the Property by Grantee, Grantee shall have no further liability for the performance of any of the covenants set forth in this Exhibit "B"; provided, however, Grantee shall not be released from liability for any Event of Defaults hereunder by Grantee occurring prior to the date of such transfer. The restrictions, benefits, obligations, terms and provisions hereunder shall be enforceable by and inure solely to the benefit of Grantor and its successors and assigns owning all or any portion of the Benefited Tract.

      7. Notices. All notices, requests, demands and other communications under this Exhibit "B" shall be in writing, and shall be effective only if either delivered by courier with signed receipt or sent by certified mail, return receipt requested, postage prepaid to the party to receive such notice at the address below, with copies to the remaining parties, or to such other address as any party may have furnished to all the parties listed above in writing in any of the foregoing manners. Such notice shall be deemed given on the date of receipt if delivered by courier or three (3) business days after the date of deposit if sent by certified mail and periods of time of notice shall begin from such date. Notices shall be sent to the following addresses:

      (a)   to Grantee:

            ______________________________
            ______________________________
            ______________________________
            ______________________________
            Attention: ___________________

      (b)   to Grantor:

            ______________________________
            ______________________________
            ______________________________
            ______________________________
            Attention: ___________________

                                                                      2295487.03
                                                                  LIB: CHARLOTTE

However, the parties and their successors and assigns shall have the right from time to time and at any time to change their respective addresses and add addresses for additional parties (including any mortgagee of the Property) to receive notices hereunder by specifying such other address or additional parties to receive notices hereunder in a written notice given in the manner provided above to the other parties then entitled to receive notices hereunder.

      8. Amendments. This Exhibit "B" (including exhibits hereto) may be modified or terminated only by all of the owners of the Property and the owners of the Benefited Tract.

      9. Attorney's Fees. In the event of any litigation between Grantor and Grantee with respect to this Exhibit "B", the prevailing party shall be entitled to recover from the non-prevailing party in such litigation, all costs and expenses relating to such litigation, including reasonable attorney's fees.

      10. Superiority. The terms and provisions of this Exhibit "B" shall be superior to the lien of any mortgage or deed of trust filed against the Property and therefore, notwithstanding any foreclosure under any document evidencing any such liens, or any conveyance or reconveyance in lieu of such foreclosure and/or cancellation of all or part of the indebtedness secured by such liens, the provisions of this Exhibit "B" shall remain in full force and effect.

                                                                      2295487.03
                                                                  LIB: CHARLOTTE

                                   SCHEDULE I

                      DESCRIPTION OF THE BENEFITED PROPERTY

All of that property lying and being in High Point Township, City of High Point, Guilford County, North Carolina more particularly described as follows:

      BEING all of that property consisting of approximately 149.83 acres described as New Lot "A" as more fully described in the plats thereof entitled "Exclusion Map for MRR of High Point, LLC" consisting of Sheets 1 and 2 and being as per plats thereof recorded in Plat Book 150, Page 96, and Plat Book 150, Page 97, Guilford County Public Registry.

The above described property being further all of that property heretofore acquired by Grantor by Deeds recorded in the Office of the Register of Deeds of Guilford County, North Carolina in Book 5248, Page 911; Book 5248, Page 914 (SAVE AND EXCEPT that portion described in said Deed which was conveyed by Deed recorded in Book 5350, Page 1560); Book 5350, Page 1568 and Book 5759, Page 1144, Guilford County Public Registry, the descriptions therein contained in said Deeds being incorporated herein by reference.

      Together with the above described Tract, Grantor does hereby convey all of its right, title and interest in and to that certain Access Easement for the benefit of the above described Tract granted by City of High Point to MRR of High Point, LLC by Right-of-Way Access Easement Agreement recorded in Book 5350, Page 1563, the terms and provisions of which Right-of-Way Access Easement Agreement including the description therein contained being incorporated herein by reference.

                                                                      2295487.03
                                                                  LIB: CHARLOTTE

                                    EXHIBIT C

                          FORM OF ASSUMPTION AGREEMENT

                         [ASSUMPTION AGREEMENT FOLLOWS]

                                                                      2290585.13
                                                                  LIB: CHARLOTTE

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assumption Agreement") is effective this ____ day of _________, 2005, by and between _____________, a
North Carolina limited liability company (the "Assignor") and MRR High Point Real Estate, LLC, a North Carolina limited liability company (the "Assignee"). The Assignor, on the one hand, and the Assignee, on the other hand, each may be referred to in this Assumption Agreement individually as a "Party" and collectively as the "Parties."

                                    RECITALS:

      Pursuant to that certain Membership Interest Purchase Agreement dated as of January 14, 2005 (the "Purchase Agreement") by and among the Assignor, the Assignee, WCA of North Carolina, L.P., a Delaware limited partnership ("Buyer"), MRR Southern, LLC, a North Carolina limited liability company ("Seller"), and the other parties thereto, Seller agreed to deliver to Buyer this Assumption Agreement whereby all of the Seller Assumed Liabilities (defined therein) would be assigned to and assumed by the Assignee. As such, the Assignor has agreed to assign to the Assignee, and the Assignee has agreed to assume from the Assignor, the Seller Assumed Liabilities.

      NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

      1. Assignment and Assumption of Liabilities. The Assignor hereby transfers and assigns to the Assignee the Seller Assumed Liabilities, as more fully described on the attached Schedule I, and the Assignee hereby agrees to pay, perform and discharge when due all liabilities and obligations associated with the Seller Assumed Liabilities.

      2. Governing Agreement. This Assumption Agreement is expressly made subject to the terms and provisions of the Purchase Agreement. The delivery of this Assumption Agreement shall not affect, enlarge, diminish, or otherwise impair any of the representations, warranties, covenants, conditions, indemnities, terms, or provisions of the Purchase Agreement, and all of the representations, warranties, covenants, conditions, indemnities, terms, and provisions contained in the Purchase Agreement shall survive the delivery of this Assumption Agreement to the extent, and in the manner, set forth in the Purchase Agreement. In the event of a conflict between the terms and provisions of this Assumption Agreement and the terms and provisions of the Purchase Agreement, the terms and provisions of the Purchase Agreement shall govern and control.

      3. Further Assurances. The Parties agree to take all such further actions and to execute, acknowledge, and deliver all such further documents as are necessary or useful for the assumption by the Assignee of the Seller Assumed Liabilities, or to otherwise carry into effect the intent and purposes of the Purchase Agreement and this Assumption Agreement.

      4. Successors and Assigns. The provisions of this Assumption Agreement shall bind and inure to the benefit of the Parties and their respective successors and assigns.

                                                                      2296502.02
                                                                  LIB: Charlotte

      5. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.

      6. Defined Terms. Any capitalized term not otherwise defined in this Assumption Agreement shall have the meaning set forth for such term in the Purchase Agreement.

      7. Captions. The captions and article and section numbers in this Assumption Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Assumption Agreement.

      8. Counterparts. This Assumption Agreement may be executed in one or more originals, but all of which together shall constitute one and the same instrument.

      9. Exhibits. All exhibits and schedules attached hereto are hereby made a part hereof and incorporated herein by this reference.

                           [Signature page to follow]

                                                                      2296502.02
                                                                  LIB: Charlotte

      This Assumption Agreement is executed and delivered effective for all purposes as of the date set forth above.

                                        ASSIGNOR:

                                        ________________________________________

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                        ASSIGNEE:

                                        MRR HIGH POINT REAL ESTATE, LLC

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________

                                                                      2296502.02
                                                                  LIB: Charlotte

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                   SCHEDULE I

                           SELLER ASSUMED LIABILITIES

       Liabilities set forth on Schedule 3.8(b) to the Purchase Agreement

                                                                      2296502.02
                                                                  LIB: Charlotte

                                    EXHIBIT D

                               FORM OF ASSIGNMENT

                              [ASSIGNMENT FOLLOWS]

                                                                      2290585.13
                                                                  LIB: CHARLOTTE

                                   ASSIGNMENT
                                       OF
                              MEMBERSHIP INTERESTS

      THIS ASSIGNMENT OF MEMBERSHIP INTERESTS (the "ASSIGNMENT") is made and entered into as of __________ __, 2005, by and between MRR Southern, LLC, a North Carolina limited liability company ("ASSIGNOR"), and WCA of North Carolina, L.P., a Delaware limited partnership ("ASSIGNEE").

                              STATEMENT OF PURPOSE

      Assignor is the sole member of each of Material Reclamation, LLC ("RECLAMATION"), Material Recovery, LLC ("RECOVERY"), MRR of High Point, LLC ("HIGH POINT") and MRR Wake Transfer Station, LLC ("WAKE"), each a North Carolina limited liability company (each of Reclamation, Recovery, High Point and Wake, a "SUBSIDIARY" and collectively the "SUBSIDIARIES"). Assignor and Assignee are parties to that certain Membership Interest Purchase Agreement dated January __, 2005 (the "PURCHASE AGREEMENT"), pursuant to which Assignor has agreed to sell, and Assignee has agreed to purchase, Assignor's entire membership interest in each of the Subsidiaries (the "ASSIGNED INTERESTS"). This Assignment is being entered into to transfer and assign the Assigned Interests from Assignor to Assignee in accordance with the Purchase Agreement.

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. Conveyance. Assignor hereby conveys unto Assignee all of Assignor's right, title and interest in the Assigned Interests, to have and to hold forever, such that upon the execution hereof Assignor shall be deemed to have withdrawn as, and shall cease to be, a member of each of the Subsidiaries. Assignee hereby accepts all of such right, title and interest in the Assigned Interests.

      2. Withdrawal of Assignor from the Subsidiaries. Upon the conveyance, pursuant to this Assignment, by Assignor of the Assigned Interest to Assignee on the date hereof, Assignor shall be deemed to have withdrawn from each Subsidiary, and shall thereafter no longer be a member of any Subsidiary nor have any membership interest or other equity or beneficial ownership interest in any Subsidiary.

      3. Miscellaneous.

            (a) This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

                                                                      2291885.02
                                                                  LIB: CHARLOTTE

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            (b) This Assignment shall be construed, interpreted, enforced and governed by and under the laws of the State of North Carolina, without reference to its conflict of laws provisions.

            (c) This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                                                      2291885.02
                                                                  LIB: CHARLOTTE

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      IN WITNESS WHEREOF, the parties hereto have executed this Assignment of
Membership Interests as of the date first above written.

                                 ASSIGNOR:

                                 MRR SOUTHERN, LLC

                                 By: ______________________________________
                                     Name: F. Norbert Hector, Jr.
                                     Title: Manager

                                 ASSIGNEE:

                                 WCA OF NORTH CAROLINA, L.P.

                                 By: WCA NC General, Inc, a Delaware corporation

                                      By: ______________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                          MRR Southern, LLC - Assignment of Membership Interests

                                 SCHEDULE 2.2(a)

                                EARNOUT HOLDBACK

         (a)      CERTAIN DEFINITIONS.

         "Competing Act" means WCA, Buyer or any Company or any of their Affiliates during the First Earnout Period and/or the Second Earnout Period opening directly or indirectly, for itself or on behalf of or in conjunction with any other person, company, partnership, corporation or business of whatever kind or nature, whether as a shareholder, owner, member, partner, joint venturer, lender, whether as an independent contractor, consultant, advisor, or otherwise, or as a sales representative of, engaging in the operation of, or owning a direct or indirect interest in, a landfill that engages in C&D Disposal (as defined in Section 6.1(a) of the Agreement) and that is located within a *** radius of the High Point Landfill (except the landfill located at 2600 Brown Field Road, Raleigh, NC 27610 and owned by Recovery as of the date hereof); provided, however, that such activity shall not be deemed a Competing Act solely by virtue of WCA, Buyer or any Company or any of their Affiliates, as the case may be, (A) engaging in such activity as a passive investor owning no more than five percent (5%) of the outstanding equity securities of any corporation or other entity the equity securities of which are listed on a national securities exchange or traded on the NASDAQ National Market System (or the price of such securities is quoted at least once a week or in Wall Street Journal or New York Times) and with which such persons have no other connection or (B) investing in, or acting as a consultant for, Seller.

         "First Earnout Period" means the 12 month period beginning on the first day of the first full month following the Closing Date. If the Closing Date occurs on the first day of a month, such month will be the first month of the Earnout Period.

         "Second Earnout Period" means the 12 month period immediately following the First Earnout Period.

         "Earnout Quarter" means, on a rolling basis, each period of 3 consecutive months during the First Earnout Period and/or the Second Earnout Period.

         "High Point Landfill" means that certain landfill located at 5830 Riverdale Drive, High Point, Guilford County, North Carolina and, as of the date hereof, owned and operated by High Point.

         "Revenue" means, with respect to any Earnout Quarter, all revenue during such period at, or in connection with, the High Point Landfill. All components of Revenue will be determined in accordance with GAAP applied on a basis consistent with the practices used by Seller during calendar year 2004. Buyer will not (and will cause High Point and the employees, contractors and agents of Buyer and High Point to not) (i) defer or accelerate Revenue or otherwise manipulate the records of the High Point Landfill in a manner that would reduce Revenue during any Earnout Quarter, (ii) temporarily or permanently close the High Point
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Landfill or (iii) divert any waste away from the High Point Landfill or otherwise manipulate the operations of the High Point Landfill (including the volume of waste accepted).

         "New Baseline" means the greater of (i) $*** or (ii) the amount of Revenue during the New Baseline Quarter (if any).

         "New Baseline Quarter" means the Earnout Quarter (if any) during the First Earnout Period during which (i) Revenue was greater than any other Earnout Quarter during the First Earnout Period and (ii) Revenue equaled or exceeded $*** but was less than $***.

         (b) EARNOUT HOLDBACK. The amount of the Earnout Holdback to be paid by Buyer to Seller will be determined as follows:

                  (i) If a Competing Act occurs, then within 30 days following such Competing Act Buyer shall pay Seller as final payment of the Earnout Holdback an amount equal to $1,500,000 less the amount (if any) of Earnout Holdback previously paid to Seller pursuant to Section (b)(iii) of this Schedule 2.2(a).

                  (ii) If Revenue during any Earnout Quarter equals or exceeds $***, then within 30 days following the end of such Earnout Quarter Buyer will pay Seller as final payment of the Earnout Holdback an amount equal to $1,500,000 less the amount (if any) of Earnout Holdback previously paid to Seller pursuant to Section (b)(iii) of this Schedule 2.2(a).

                  (iii) At the end of the First Earnout Period, if a Competing Act has not occurred and there has been no Earnout Quarter during which Revenue equaled or exceeded $*** but there has been an Earnout Quarter during which Revenue equaled or exceeded $***, then within 30 days following the end of the First Earnout Period Buyer will pay Seller a portion of the Earnout Holdback equal to the product of *** times the amount by which Revenue during the New Baseline Quarter exceeded $***.

                  (iv) At the end of the Second Earnout Period, if a Competing Act has not occurred and there has been no Earnout Quarter during which Revenue has equaled or exceeded $*** but there has been an Earnout Quarter during which Revenue equaled or exceeded the New Baseline, then within 30 days following the end of the Second Earnout Period Buyer will pay Seller as final payment of the Earnout Holdback an amount equal to the product of $*** times the amount by which Revenue during such Earnout Quarter exceeded the New Baseline.

         (c) PAYMENT. Fifty percent (50%) of the Earnout Holdback to be paid hereunder will be paid by Buyer to Seller by wire transfer of immediately available funds to a bank account designated by Seller, and fifty percent (50%) of the Earnout Holdback will be paid by Buyer to Seller in the form of shares of WCA common stock, par value $0.01, delivered to Buyer in certificated form (the "Shares"); provided, that the number of Shares to be delivered to Buyer upon any payment of the Earnout Holdback shall be determined by dividing the fifty percent (50%) portion of such payment to be paid in Shares by the average of the closing price per Share on each of the 10 Business Days immediately preceding the date of the event

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under subsection (b) above that triggered payment of the Earnout Holdback;
provided, further, that either Party, in its sole discretion, may elect to pay, on the one hand, or receive, on the other hand cash in lieu of Shares. In no event shall any payment of cash in lieu of Shares exceed $750,000.00.

         (d) REPORTING PROCEDURE. No later than 20 days after the end of each Earnout Quarter, Buyer will provide Seller with a copy of Buyer's calculations of the Revenue for such Earnout Quarter, along with a supporting schedule detailing volume, rates and customers. Seller and its accounting representatives will be entitled to examine the work papers and back up materials related to the preparation of the financial statements of High Point and the calculations of Revenue and the Earnout Holdback and to discuss the preparation of such statements and calculations with Buyer's and High Point's accountants and accounting personnel.

         (e) DISPUTE RESOLUTION. If Seller disagrees with the calculation of the Earnout Holdback or the Revenue for any Earnout Quarter, Seller may at any time deliver to Buyer a written description of any such disagreement; provided, however, that all such written descriptions must be submitted within 60 days following the end of the Second Earnout Period. Seller and Buyer will negotiate in good faith to resolve any such disagreements. If, after a period of 30 days following the date on which any such written description is delivered, Seller and Buyer have not resolved such disagreement, then either Seller or Buyer may submit such disagreements to the Resolution Accountants so long as such submitting party provides written notice of such submission to the nonsubmitting party. Within five Business Days after receipt of such written notice, Seller and Buyer will each deliver to the Resolution Accountants a written settlement offer setting forth its calculation of the Earnout Holdback (each, an "Earnout Settlement Offer"). Buyer will grant (and will cause High Point to grant) to the Resolution Accountants reasonable access to Buyer's and High Point's books and records. Buyer and High Point will cause their accountants and accounting personnel to discuss with the Resolution Accountants the preparation of the financial statements of High Point and the calculation of the Revenue and the Earnout Holdback and to grant to the Resolution Accountants reasonable access to the work papers of Buyer's and High Point's accountants and accounting personnel. The Resolution Accountants will resolve the disagreements within 30 days after the date on which they are engaged or as soon thereafter as possible. The calculation of the Earnout Holdback by the Resolution Accountants will be binding upon the Parties. The cost of the services of the Resolution Accountants will be borne by the Party whose Earnout Settlement Offer differs the most from the Earnout Holdback as finally determined by the Resolution Accountants. If both Earnout Settlement Offers differ equally, such cost will be borne half by Seller and half by Buyer. If any Party fails to deliver a Earnout Settlement Offer in accordance with this Section (e), such cost will be borne by such Party. To the extent that the Earnout Holdback as determined pursuant to this Section (e) has not been paid, then within two Business Days after the final determination of the Earnout Holdback pursuant to this Section (e) Buyer will pay such unpaid Earnout Holdback to Seller, by wire transfer of immediately available funds to a bank account designated by Seller.

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